UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
__________________________________________________
(Amendment No.  )
Filed by the registrant ☒
Filed by a party other than the registrant ☐
Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Agree Realty Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AGREE REALTY CORPORATION
32301 Woodward Avenue
Royal Oak, MI 48073
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 14, 2026
__________________________________________________
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of stockholders (the “2026 Annual Meeting”) of AGREE REALTY CORPORATION, a Maryland corporation, will be held virtually at 10:00 a.m. Eastern Time on May 14, 2026, for the following purposes:

•To elect two directors to serve until the annual meeting of stockholders in 2029;
•To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2026; and
•To approve (on an advisory basis), by non-binding vote, executive compensation.
In addition, stockholders will consider and vote on such other business as may properly come before the 2026 Annual Meeting or any adjournment or postponement thereof.
Stockholders of record at the close of business on March 12, 2026 will be entitled to notice of and to vote at the 2026 Annual Meeting or at any adjournment or postponement thereof. Stockholders are cordially invited to attend the 2026 Annual Meeting virtually via the internet. To attend the 2026 Annual Meeting, visit www.virtualshareholdermeeting.com/ADC2026 and enter the 16-digit control number included on your notice or proxy card (if you received a printed copy of the proxy materials). Stockholders may vote and submit questions while attending the 2026 Annual Meeting virtually via the internet.
Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the internet. On or about April 2, 2026, we expect to mail our stockholders either (i) the Notice of Internet Availability of Proxy Materials (the “Notice”) only or (ii) the notice and a copy of this Notice of Annual Meeting, the proxy statement, the accompanying proxy card, and our annual report (if a stockholder previously requested paper delivery of proxy materials), each in connection with the solicitation of proxies by our Board of Directors for use at the 2026 Annual Meeting and any adjournments or postponements thereof. The Notice contains instructions related to this process, including how to access our Notice of Annual Meeting, proxy statement and annual report over the internet, how to authorize your proxy to vote online and how to request a paper copy of the Notice of Annual Meeting, proxy statement and annual report.
It is important that your shares be voted. You may authorize your proxy to vote your shares over the internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You also may vote by telephone as described in your proxy card. If you attend the 2026 Annual Meeting, you may revoke your proxy in accordance with procedures set forth in the proxy statement and vote electronically via the internet.

By Order of the Board of Directors,
Peter Coughenour Chief Financial Officer and Secretary

April 2, 2026
Royal Oak, Michigan

i

Non-GAAP Financial Measures. This proxy statement includes references to non-GAAP financial measures that exclude the impact of certain amounts. For definitions, supplemental information and reconciliations to the most directly comparable GAAP financial measures, see our annual report.
ii

AGREE REALTY CORPORATION
32301 Woodward Avenue
Royal Oak, MI 48073
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PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 14, 2026
__________________________________________________
ABOUT THE ANNUAL MEETING
This proxy statement is furnished by our Board of Directors (the “Board”) in connection with the Board’s solicitation of proxies to be voted at the 2026 Annual Meeting of stockholders (the “2026 Annual Meeting”) of Agree Realty Corporation (the “Company”) to be held virtually at 10:00 a.m. Eastern Time on May 14, 2026, at www.virtualshareholdermeeting.com/ADC2026, and at any adjournment or postponement thereof.
On or about April 2, 2026, we are mailing either (i) a copy of the Notice of Annual Meeting, this proxy statement, the accompanying proxy card, our annual report and the Notice of Internet Availability of Proxy Materials (the “Notice”) (if a stockholder previously requested paper delivery of proxy materials), or (ii) the Notice only, to our stockholders of record on March 12, 2026 (the “Record Date”). The Notice and this proxy statement summarize the information you need to know to vote at the 2026 Annual Meeting. You do not need to attend the 2026 Annual Meeting virtually via the internet in order to vote.

WHAT IS THE PURPOSE OF THE 2026 ANNUAL MEETING?
At the 2026 Annual Meeting, holders of our common stock will be voting on the matters set forth below:
•To elect two directors to serve until the annual meeting of stockholders in 2029;
•To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for 2026; and
•To approve (on an advisory basis), by non-binding vote, executive compensation.

The Board recommends that you vote FOR the director nominees, FOR the ratification of the appointment of Grant Thornton, and FOR the approval of executive compensation.
In addition, management will respond to appropriate questions from stockholders. A representative of Grant Thornton will be present at the 2026 Annual Meeting and will be available to respond to appropriate questions. Such representative will also have an opportunity to make a statement.

HOW CAN I ATTEND THE 2026 ANNUAL MEETING?
You can attend the 2026 Annual Meeting virtually via the internet or by proxy.
Attending and Participating Online. The 2026 Annual Meeting will take place virtually via the internet at www.virtualshareholdermeeting.com/ADC2026. Stockholders may vote and submit questions while attending the 2026 Annual Meeting virtually via the internet. You will need the 16‑digit control number included on your Notice or proxy card (if you received a paper delivery of proxy materials), to enter the 2026 Annual Meeting via the internet. Instructions on how to attend and participate virtually via the internet are available at www.virtualshareholdermeeting.com/ADC2026. Participants will be able to log in 15 minutes prior to the start of the 2026 Annual Meeting. We encourage you to access the 2026 Annual Meeting in advance of the designated start time to ensure that you do not experience any technical difficulties.

Attending by Proxy. Please see “Can I vote my shares without attending the 2026 Annual Meeting?” below.

WHY ARE YOU HOLDING A VIRTUAL 2026 ANNUAL MEETING?
We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the 2026 Annual Meeting since our stockholders can participate from any location around the world with internet access. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation, and communication. For example, the virtual format allows stockholders to communicate with us during the 2026 Annual Meeting so they can ask questions of the Board or management. During the live Q&A session of the 2026 Annual Meeting, we may answer questions as they come in, to the extent relevant to the business of the meeting, as time permits.

WHO IS ENTITLED TO VOTE?
All stockholders of record at the close of business on the Record Date will be entitled to vote. Each share of common stock entitles the holder thereof to one vote on each of the matters to be voted upon at the 2026 Annual Meeting. As of the Record Date, 120,103,687 shares of our common stock, $0.0001 par value per share, were outstanding.

WHAT CONSTITUTES A QUORUM?
The presence at the 2026 Annual Meeting, virtually via the internet or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the 2026 Annual Meeting will constitute a quorum for all purposes. Proxies marked with abstentions or instructions to withhold votes will be counted as present in determining whether or not there is a quorum.
However, if a quorum is not present at the 2026 Annual Meeting, the stockholders, present virtually via the internet or represented by proxy, have the power to adjourn the meeting until a quorum is present or represented. Regardless of whether a quorum is present, our Second Amended and Restated Bylaws (as amended, our “Bylaws”) provide that the chairman of the meeting may recess or adjourn the meeting.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND A BENEFICIAL OWNER?
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice and, if applicable, our proxy materials (including the Notice of Annual Meeting, the proxy statement, the accompanying proxy card, and our annual report), are being sent to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us over the internet or by telephone as described in the Notice, or through an accompanying proxy card or to vote virtually via the internet at the 2026 Annual Meeting.
Beneficial Owners. Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and the Notice and, if applicable, our proxy materials (including the Notice of Annual Meeting, the proxy statement, the accompanying proxy card, and our annual report) are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the 2026 Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares virtually via the internet at the 2026 Annual Meeting unless you request and obtain a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.

MAY I VOTE MY SHARES AT THE 2026 ANNUAL MEETING?
Even if you plan to virtually attend the 2026 Annual Meeting, we encourage you to vote your shares prior to the meeting.

Stockholders of Record. If you are a stockholder of record and attend the 2026 Annual Meeting virtually via the internet, you may deliver your completed proxy card as discussed below or vote during the meeting by electronic ballot, which are available at www.virtualshareholdermeeting.com/ADC2026.
Beneficial Owners. If you hold your shares through a broker, bank or other nominee and want to vote such shares virtually via the internet at the 2026 Annual Meeting, you must obtain a proxy from your broker, bank or other nominee giving you the power to vote such shares.

CAN I VOTE MY SHARES WITHOUT ATTENDING THE 2026 ANNUAL MEETING?
If you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided or vote by telephone or internet as indicated on your proxy card. Voting your shares over the internet, by mailing a proxy card or by telephone, will not limit your right to attend the 2026 Annual Meeting and vote your shares virtually via the internet. If you attend the 2026 Annual Meeting, you may revoke your proxy in accordance with the procedures set forth in this proxy statement.
If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and on the internet.

CAN I CHANGE MY VOTE AFTER I HAVE VOTED?
Yes. Proxies properly submitted over the internet, by mail or by telephone do not preclude a stockholder from voting virtually via the internet at the 2026 Annual Meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with our Secretary a duly executed revocation of proxy, by properly submitting, either by internet, mail or telephone, a proxy to our Secretary bearing a later date or by attending the 2026 Annual Meeting and voting virtually via the internet. Attendance at the 2026 Annual Meeting will not by itself constitute revocation of a proxy. If you hold your shares through a bank, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OR PROXY CARD OR VOTING INSTRUCTION CARD?
If you receive more than one Notice or proxy card or voting instruction card, it means that you have multiple accounts with banks, trustees, brokers, other nominees and/or our transfer agent. If you receive more than one Notice, please submit all of your proxies over the internet, by mail or by telephone, following the instructions provided in the Notice, to ensure that all of your shares are voted. If you receive more than one proxy card or voting instruction card, please sign and deliver each proxy card and voting instruction card that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address.

HOW MANY COPIES SHOULD I RECEIVE IF I SHARE AN ADDRESS WITH ANOTHER STOCKHOLDER?
The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries, such as a broker, bank or other agent, to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of the Notice, and, if applicable, our proxy materials (including the Notice of Annual Meeting, the proxy statement, the accompanying proxy card, and our annual report), unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.

The Company and brokers, banks or other agents may be householding the Notice and our proxy materials. A single Notice and, if applicable, a single set of our proxy materials (including the Notice of Annual Meeting, the proxy statement, the accompanying proxy card, and our annual report), will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (866) 540-7095 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, a set of our proxy materials, to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice or a separate set of our proxy materials now or in the future, you may contact Agree Realty Corporation, either by calling (248) 737-4190 or by writing to 32301 Woodward Avenue, Royal Oak, MI 48073, Attention: Secretary. In addition, if you are receiving multiple copies of the Notice and, if applicable, our proxy materials, you can request householding by contacting our Secretary in the same manner.

WHAT IF I DO NOT VOTE FOR SOME OF THE ITEMS LISTED ON MY PROXY CARD OR VOTING INSTRUCTION CARD?
Stockholders of Record. Proxies properly submitted via the internet, mail or telephone will be voted at the 2026 Annual Meeting in accordance with your directions. If the properly submitted proxy does not provide voting instructions on a proposal, the proxy will be voted in accordance with the recommendations of the Board on such matters. With respect to any matter not set forth on the proxy card that properly comes before the 2026 Annual Meeting, the proxy holders named therein will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.
Beneficial Owners. Proxies properly submitted via the internet, mail or telephone or pursuant to your voting instruction card will be voted at the 2026 Annual Meeting in accordance with your directions. If you do not indicate a choice or return the voting instruction card, the broker, bank or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable law and New York Stock Exchange (“NYSE”) rules and regulations, brokers have the discretion to vote on routine matters, including the ratification of the appointment of our independent registered public accounting firm. However, your broker does not have discretionary authority to vote on the election of directors, or the advisory vote approving our executive compensation, in which case a “broker non-vote” will occur and your shares will not be voted on these matters.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?
Proposal 1 — Election of Directors. The affirmative vote of a majority of the votes cast is necessary for the election of each director nominee. The slate of nominees discussed in this proxy statement consists of two directors, John Rakolta, Jr. and Jerome Rossi, whose terms are expiring. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Our stockholders do not have the right to cumulate their votes for directors.
Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of votes cast at the 2026 Annual Meeting is necessary to ratify the Audit Committee’s appointment of Grant Thornton as our independent registered public accounting firm for 2026. Abstentions are not treated as votes cast under Maryland law and, therefore, they have no effect on the outcome of this proposal. Brokers and other intermediaries generally will have discretionary authority to vote on this Proposal 2 because it is considered a routine matter, and, therefore, we do not expect any broker non-votes with respect to this proposal. Although stockholder ratification of the appointment is not required and is not binding on us, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and the Audit Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Even if the stockholders ratify the appointment of Grant Thornton, the Audit Committee, in its sole discretion, may terminate the engagement of Grant Thornton and engage another independent auditor at any time during the year.

Proposal 3 — Advisory (Non-Binding) Vote Approving Executive Compensation. The affirmative vote of a majority of votes cast at the 2026 Annual Meeting is necessary to approve our executive compensation. Abstentions and broker non-votes are not treated as votes cast under Maryland law and, therefore, they have no effect on the outcome of this proposal.
Other Matters — If any other matter is properly submitted to the stockholders at the 2026 Annual Meeting, its adoption will require the affirmative vote of a majority of votes cast at the meeting. The Board does not propose conducting any business at the 2026 Annual Meeting other than as stated above.

WILL ANYONE CONTACT ME REGARDING THIS VOTE?
No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews. In addition, our directors and officers may solicit proxies by mail, telephone, telecopy or in person.

HOW DO I FIND OUT THE VOTING RESULTS?
Voting results will be announced at the 2026 Annual Meeting and will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the close of the meeting.

PROXY SUMMARY

PROACTIVE STOCKHOLDER ENGAGEMENT
The Company has an established track record of proactively engaging with its stockholders. During these engagements, the Company has received feedback on its corporate governance, executive compensation, and board composition practices, as well as its corporate sustainability initiatives. The Company values stockholder feedback, and the feedback received from these engagements has shaped the Company's approach to governance and oversight. Based on feedback received from stockholders, as well as the Board’s continuous review of corporate governance best practices, the Company has taken the actions summarized in the table below:

2019	✓	Appointed a Lead Independent Director to further promote independence

	✓	Adopted an Insider Trading Policy

	✓	Adopted a succession plan for the Chief Executive Officer

2020	✓	Increased ownership requirements for non-employee directors to three times their annual cash compensation

	✓	Appointed Karen Dearing to the Board of Directors

	✓	Appointed Michael Hollman to the Board of Directors

	✓	Published our inaugural Sustainability Report committing to improving transparency and accountability for sustainability, social and corporate responsibility

2021	✓	Appointed Michael Judlowe to the Board of Directors

	✓	Appointed Ambassador John Rakolta, Jr. to the Board of Directors

	✓	Created the environmental, social, and governance (“ESG”) Steering Committee to execute the Company’s corporate sustainability strategy and define the Company’s sustainability policies, practices and disclosure

	✓	Aligned our sustainability disclosures with the Sustainability Accounting Standards Board (“SASB”) and the Task Force on Climate-Related Financial Disclosures (“TCFD”)

	✓	Increased ownership requirements for non-employee directors to four times their annual cash compensation

2022	✓	Changed Long Term Incentive Plan (“LTI" Plan) awards to 55% performance-based and 45% time-based for all Named Executive Officers (“NEOs”)

	✓	Placed a cap on payouts under the LTI Plan of 100% if the Company’s absolute total shareholder return were negative

	✓	Increased the percentile of performance required to reach maximum payout under the LTI Plan to 200% for 90th percentile performance, from the previous 150% payout for 75th percentile performance

	✓	Increased ownership requirements for non-employee directors to five times their annual cash compensation

	✓	Disclosed management business objective (“MBO”) metrics and actual results for 2021

	✓	Disclosed the net lease peer group that awards for performance units are measured against

	✓	Adopted a Human Rights Policy and enhanced our Whistleblower Policy

	✓	Adopted green lease language into our standard lease forms

	✓	Published an ESG Policy Statement and ESG Steering Committee charter

	✓	Enhanced due diligence and asset management processes to include an evaluation of tenants’ sustainability policies

	✓	Completed Scope 1 and 2 greenhouse gas emissions inventory and calculated our Scope 3 downstream leased assets emissions data using actual data where available and using standard estimate methodologies to fill in gaps

2023	✓	Adopted Anti-Corruption and Related-Party Transaction policies

	✓	Updated our CEO’s LTI awards to 60% performance-based and 40% time-based starting with the February 2024 award

	✓	Implemented continuing engagement with tenants to discuss sustainability initiatives

	✓	Began systematically monitoring corporate sustainability reporting across tenants in the portfolio

	✓	Conducted sustainability training with 100% participation from team members

	✓	Executed multiple green leases, achieving Gold Level recognition from Green Lease Leaders

	✓	Enhanced our risk management processes with the establishment of a formal enterprise risk management (“ERM”) committee that reports to the Board

2024	✓	Appointed Linglong He to the Board of Directors

	✓	Further enhanced our CEO’s LTI awards to 70% performance-based and 30% time-based starting with the February 2025 award

	✓	Improved our MBO disclosure by adding the CEO’s percentage weightings for each objective

	✓	Began to align our corporate sustainability disclosures with the International Sustainability Standards Board’s (“ISSB”) IFRS S1 and S2 standards

	✓	Achieved Gold Level recognition from the Green Lease Leaders organization for the second year in a row
	✓	Amended our Bylaws to address proxy access and transitioned to majority voting for director elections, increasing accountability

2025	✓	Enhanced our corporate sustainability disclosures to further align with the ISSB IFRS S1 and S2 standards

	✓	Achieved Gold Level recognition from the Green Lease Leaders organization for the third year in a row

	✓	Implemented Energy Star Portfolio Manager to improve tracking of emissions data across the portfolio

	✓	Strengthened our sector-leading stock ownership requirements: 20x base salary for the CEO, 6x base salary for other covered officers, and 8x annual cash compensation for non-employee directors
The Company expects to remain engaged on compensation, governance and sustainability issues with its stockholders. We will continue to be responsive to stockholder concerns and align our compensation, governance and corporate sustainability policies and practices with the long-term interests of our stockholders.

OUR BUSINESS
We are a fully integrated real estate investment trust (“REIT”) primarily focused on the ownership, acquisition, development, and management of retail properties net leased to industry-leading tenants. As of December 31, 2025, our portfolio consisted of 2,674 properties located in all 50 states and totaling approximately 55.5 million square feet of Gross Leasable Area. As of that date, the portfolio was 99.7% leased and had a weighted average remaining lease term of approximately 7.8 years. A significant majority of our properties are leased to national tenants and at year end 66.8% of our annualized base rent was derived from tenants, or parent entities thereof, with an investment grade credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners. Substantially all our tenants are subject to net lease agreements. A net lease typically requires the tenant to be responsible for minimum monthly rent and property operating expenses including property taxes, insurance, and maintenance.

2025 Business & Performance Highlights
The Company achieved several notable milestones during the past year, including:
✓Invested $1.55 billion in 338 retail net lease properties across all three external growth platforms
✓Commenced 14 development and Developer Funding Platform (“DFP”) projects for total committed capital of approximately $118 million
✓Net Income per share attributable to common stockholders was $1.77
✓Core Funds From Operations per share increased 5.1% to $4.28
✓Adjusted Funds From Operations (“AFFO”) per share increased 4.6% to $4.33
✓Declared dividends of $3.081 per share, a 2.7% year-over-year increase
✓Achieved an A- issuer rating from Fitch Ratings with a stable outlook
✓Completed a public bond offering of $400 million of 5.60% senior unsecured notes due 2035 at an all-in rate of 5.35% inclusive of prior hedging activity
✓Raised approximately $714 million of forward equity via the Company’s at-the-market equity (“ATM”) program and an overnight offering
✓Closed on an unsecured $350 million 5.5-year term loan (the "Term Loan") at a 4.02% fixed rate inclusive of prior hedging activity
✓Over $2.0 billion of liquidity at year end including availability on the revolving credit facility and Term Loan, outstanding forward equity, and cash on hand
✓Balance sheet well positioned at 3.8 times proforma net debt to recurring EBITDA; 4.9 times excluding unsettled forward equity
2025 AFFO per share grew by 4.6%, marking two-year stacked growth of over 9%. Over the past five years, AFFO per share has increased at a compound annual growth rate of over 6%. This consistent and reliable earnings growth continues to support a growing and well-covered dividend. We declared dividends of approximately $3.081 per common share in 2025, representing a year-over-year increase of 2.7%. The Company has increased the common dividend per share at a compound annual growth rate of approximately 5% over the past five years, while maintaining a conservative payout ratio. The 2025 dividends represent a payout ratio of approximately 71% of AFFO per share.

AFFO Per Share	Dividends Per Share

Our strong earnings growth, well-covered dividend, high-quality portfolio, and conservative balance sheet management have created long-term value and driven leading total shareholder returns. The Company has delivered total returns at the top of the Triple Net Lease Peer Group, S&P MidCap 400 and the MSCI US REIT (RMZ) index over the last 10 years.
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As of December 31, 2025. Comparison includes ADC, the MSCI US REIT Index (RMZ), the S&P MidCap 400, and the Triple Net Lease Peer Group.
(1)Total Return Performance is calculated on a daily basis using total return metrics, which reflect stock price appreciation along with the reinvestment of dividends.
(2)The Triple Net Lease Peer Group includes the following companies: EPR Properties, Getty Realty Corp., NNN REIT, Inc., Realty Income Corporation, and W.P. Carey. Past performance is not necessarily indicative of future results.

EXECUTIVE COMPENSATION HIGHLIGHTS
Our compensation program for our named executive officers consists of base salary, annual cash incentive awards, long-term equity incentive awards, including restricted shares and performance units, and certain other benefits. We also provide severance arrangements for certain of our named executive officers. This program is designed to attract and retain key executives while encouraging high performance and aligning executives’ interests with the interests of our stockholders.

The following summarizes the key principles and objectives of our approach to executive compensation:

Do
✔	provide compensation that is aligned with performance by linking pay to the achievement of pre-established short and long-term goals	✔	apply a clawback policy for incentive compensation to our executive officers, including a Dodd-Frank compliant policy
✔	provide total compensation that is both fair and competitive	✔	maintain industry-leading stock ownership requirements for our executives to further align their interests with those of our stockholders
✔	attract, retain and motivate key executives who are critical to our operations	✔	engage a third-party consultant to advise the Compensation Committee on executive compensation matters
✔	reward superior individual and company performance on both a short‑ and long‑term basis	✔	have a Compensation Committee comprised entirely of independent directors
✔	assess compensation risks on an annual basis to ensure our compensation program does not encourage excessive risk-taking behavior	✔	conduct an annual “say-on-pay” vote
✔	utilize peer group executive compensation data, which is reviewed and updated annually, to help establish target annual compensation	✔	utilize and apply rigorous, objective financial goals to our incentive programs to align our business strategy and our stockholders' interests
✔	annual equity awards represent a majority of the target annual compensation	✔	Cap payouts for long-term equity incentive awards and annual cash incentive awards

Do Not
☒	provide total compensation that is not linked to short and long-term company goals	☒	overweight compensation that is not “at-risk” for executives
☒	provide incentives for executives to take excessive risk to reach short-term targets	☒	provide uncapped award opportunities to our executives
☒	provide executives with excessive perquisites or other personal benefits	☒	guarantee annual base salary increases but instead consider increases if warranted
☒	permit executives to engage in derivative or hedging transactions in our securities	☒	provide for excise tax gross-up payments or single trigger equity treatment in connection with a change in control
Our compensation philosophy supports our commitment to pay-for-performance by rewarding executives for achieving our strategic goals on a short and long-term basis. The following charts demonstrate our focus on variable at-risk pay for our CEO and NEOs in 2025.

92%	77%
of Compensation At-Risk(1)	of Compensation At-Risk(1)
(1)At‑risk compensation includes the annual cash bonus, restricted share awards, and performance unit awards, as these amounts are variable and/or subject to forfeiture based on performance and/or continued service. Base salary is excluded.

CORPORATE GOVERNANCE HIGHLIGHTS
Our Board is responsible for oversight of the Company, including the strategy, objectives, and risk management practices. They are focused on sound corporate governance practices that are designed to promote the long-term interests of our stakeholders. Highlights of our corporate governance practices include:
✓All directors are independent with the exception of the CEO and Executive Chairman
✓We maintain a Lead Independent Director position with clearly defined responsibilities to further promote Board independence
✓All members of the Audit, Nominating and Governance and Compensation committees are independent
✓Independent directors meet quarterly, without the presence of officers or team members
✓Appointed six new independent directors since 2018
✓Independent directors have a median tenure of five years
✓The Board, Audit Committee, Compensation Committee and Nominating and Governance Committee all complete annual self-assessments
✓The Company has no stockholder rights plan (“poison pill”)
✓The Board annually reviews all corporate governance policies and recently amended several policies
✓Director onboarding and continuing director education
✓Active oversight of cybersecurity, data privacy, artificial intelligence ("AI") and related risk management activities, human capital management, sustainability initiatives and public reporting
✓Management and director succession planning
✓Directors are prohibited from hedging, pledging, engaging in short sales, or using derivative transactions involving the Company’s securities
✓Directors do not serve on an excessive number of public company boards

CORPORATE SUSTAINABILITY
As part of the Company’s commitment to continuously improving our understanding of and performance across material sustainability topics, the Company has worked with a third-party consultant since 2022 to help identify opportunities for continuous improvement across our programs, policies, and disclosures to meet the expectations of our stakeholders. The Company continues to execute an ongoing sustainability strategy to enhance business value, oversight structures, risk management, policies, data collection, reporting, and stakeholder engagement, including through the publication of an annual Sustainability Report. For more information, please go to the Sustainability section of our website at www.agreerealty.com.

ENVIRONMENTAL SUSTAINABILITY
We understand that environmental sustainability is an ongoing endeavor and embrace the responsibility to be a steward of the environment, use natural resources carefully, and work with our retail partners on shared sustainability initiatives. We remain committed to using our time, talents, resources, and relationships to grow in a manner that makes the world and the environment better for future generations.
Our focus on industry-leading, national and super-regional retailers provides for long-term relationships with many environmentally conscientious retailers. This is particularly meaningful because the Company’s portfolio is primarily comprised of properties that are leased to tenants under long-term net leases where the tenant is generally responsible for maintaining the property and implementing environmentally responsible practices.
We continue to engage with our retail partners on shared sustainability initiatives at our properties, execute green leases with various tenants, and systematically monitor sustainability policies for current and prospective tenants. We will also continue working with our tenants and consultants to update our greenhouse gas emissions inventory.

Managing climate risk is an essential component of our environmental strategy, and our geographic diversity plays a key role in mitigating exposure. Our portfolio consists of more than 2,600 properties located in all 50 states, with no single state representing more than 7% of total annualized base rents. This broad diversification helps reduce the potential impact of localized climate-related risks across our portfolio.

SOCIAL RESPONSIBILITY
At Agree, our team members are the foundation of our success, and we endeavor to make sure they have a welcoming and inclusive work environment to support their needs. Agree Realty values and supports an inclusive and diverse community for colleagues, stakeholders, vendors, and the broader communities which we conduct business in. We make it our mission on a daily basis to ensure that we operate in an environment free of discrimination, which includes freedom from harassment.
Company culture is a key factor in our performance. We have a Culture Committee comprising team members from different departments. The Committee’s mission is to create community through camaraderie. The Committee plans multiple events throughout the year including social events, volunteer activities, and opportunities to celebrate the Team’s success. The Company also regularly sponsors local charities, showing our commitment to the communities in which we operate.
In 2025, the Culture Committee remained highly active, leading initiatives that mobilized over 50 team members to contribute more than 220 hours of service to local communities, underscoring our deep commitment to giving back where we live and work.
The Company offers numerous benefits, including competitive compensation plans, health and disability insurance, and physical and financial wellness support. Our benefits include the following:
•Compensation: includes base salaries, annual cash bonuses, long-term equity compensation for all employees and ongoing access to financial planning resources
•Insurance: 100% employer paid premiums for certain medical benefit plans for full-time team members, their spouse, and dependents and 100% employer paid premiums for Short-Term and Long- Term disability to help cover a team member’s financial losses
•Retirement: simple IRA with a Company match of up to 3% of annual earnings
•Training and Education: provides development opportunities through ADC University, the ADC Rotational Program, the Team Leader Training Program and lunch & learns on a variety of topics
•Agree Wellness Program: focuses on physical and financial wellness to enhance team members’ well-being

CORPORATE GOVERNANCE
We are committed to managing the Company for the benefit of our stockholders and are focused on maintaining good corporate governance. Our Board is ultimately responsible for corporate sustainability oversight. The Nominating and Governance Committee of the Board (the “NGC”) oversees our management-level ESG Steering Committee, which sets our sustainability strategy and ensures our strategy is implemented throughout our operations.
Our Chief Financial Officer chairs the ESG Steering Committee, ensuring alignment between our sustainability strategy and overall corporate governance. The NGC has formal oversight responsibility for the Company’s sustainability programs, and the Chief Financial Officer or other ESG Steering Committee members will provide regular updates on sustainability matters to the NGC, ensuring they are apprised of all significant sustainability matters. In addition, the Audit Committee is responsible for overseeing the Company's reporting obligations related to greenhouse gas emissions as well as any verification or assurance services related to such reporting obligations.
Our Board has nine continuing directors, seven of whom are independent. Six new independent directors have been added since 2018. Independent directors meet quarterly, without the presence of officers or team members. A Lead Independent Director was appointed in 2019 to further promote independence.

The Board has adopted an Insider Trading Policy that applies to all directors, officers and team members. The Company does not have a poison pill and maintains sector-leading stock ownership guidelines for directors and certain executive officers requiring specified levels of stock ownership. Time-vested stock grants to officers and team members provide long-term alignment, while performance-based stock grants to named executive officers utilize total shareholder return, with the amount of the grants intended to increase as total returns to stockholders increase, further enhancing alignment. Our Board has established a succession plan for the Chief Executive Officer to cover emergencies and other occurrences.
The Company has also adopted an acceptable use policy governing the use of AI tools to promote responsible use and protect the confidentiality of Company information. The policy prohibits use of non‑approved AI tools for Company purposes, instructs team members not to input confidential information into public “web” AI tools, and requires AI‑generated outputs to be reviewed for accuracy.
We are committed to maintaining the highest standards for ethics and integrity. Directors, officers, and team members are responsible for promoting honest and ethical conduct. The Board has adopted a Code of Business Conduct and Ethics (the "Code of Conduct") and Corporate Governance Guidelines that apply to all directors, officers and team members of the Company. Officers and team members are required to certify their compliance on an annual basis.

PROPOSAL SUMMARY AND RECOMMENDATIONS

Proposal No.	Description	Board’s Recommendation	Page
1	The election of two directors nominated by our Board of Directors to hold office until the 2029 annual meeting	For	56
2	Ratification of the appointment of Grant Thornton as our independent registered public accounting firm for 2026	For	60
3	A non-binding vote to approve executive compensation of our named executive officers	For	61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock (our only outstanding class of voting securities) as of the Record Date, with respect to each director, nominee for director and named executive officer, and all our directors and executive officers as a group. As of the Record Date, there were 120,103,687 shares of our common stock outstanding. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed below and none of the named executive officers or directors has pledged his or her shares of common stock as collateral. Unless otherwise indicated, the business address for each of the identified stockholders is 32301 Woodward Avenue, Royal Oak, Michigan 48073.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Richard Agree	663,567	(3)	*
Joel Agree	665,772	(4)	*
Peter Coughenour	26,656		*
Craig Erlich	59,988	(5)	*
Danielle Spehar	25,785		*
Nicole Witteveen	23,567		*
Karen Dearing	13,457		*
Merrie Frankel	10,667		*
Linglong He	5,889		*
Michael Hollman	7,886		*
Michael Judlowe	11,930	(6)	*
Gregory Lehmkuhl	27,684		*
John Rakolta, Jr.	562,606		*
Jerome Rossi	10,192		*
All directors and executive officers as a group (14 persons)	2,115,646	(7)	1.8%
_____________________________________________
*Less than 1%
(1)The amount of common stock beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities, and does not include 347,619 shares of common stock issuable upon conversion of the common limited partnership units in Agree Limited Partnership (the "Common OP Units"). Amounts include the following number of unvested shares of restricted stock as of the Record Date: Mr. Richard Agree: 17,371 shares, Mr. Joel Agree: 72,429 shares, Mr. Coughenour: 15,525 shares, Mr. Erlich: 14,914 shares, Ms. Spehar: 10,251 shares, Ms. Witteveen: 15,085 shares; and all executive officers as a group, 145,575 shares.
(2)Percentages for each person are based on 120,103,687 shares of common stock outstanding as of the Record Date, plus the number of unvested shares of restricted stock held by such person. The amount of common stock outstanding used in calculating such percentages assumes that none of the Common OP Units are converted to common stock.
(3)Consists of (i) 422,200 shares owned directly, (ii) 85,512 shares owned by his spouse and (iii) 155,855 shares owned by irrevocable trusts for his children and does not include 347,619 shares of common stock issuable upon conversion of his Common OP Units.
(4)Consists of (i) 661,810 shares owned directly and (ii) 3,962 shares owned by his children.
(5)Consists of (i) 59,888 shares owned directly and (ii) 100 shares owned by his spouse.
(6)Consists of (i) 11,830 shares owned directly and (ii) 100 shares owned by his spouse.
(7)Does not include 347,619 shares of common stock issuable upon conversion of Common OP Units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information regarding the beneficial ownership of our common stock (our only outstanding class of voting securities) as of the Record Date, to our knowledge, for each beneficial owner of more than 5.0% of the outstanding shares of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC, is based on publicly available filings and reflects ownership as reported by individual reporting entities, and as a result, ownership held through affiliated subsidiaries may not be aggregated or reflected at the parent‑company level. As of the Record Date, there were 120,103,687 shares of our common stock outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Cohen & Steers, Inc.	12,512,001	(3)	10.4%
BlackRock, Inc.	11,689,477	(4)	9.7%
_____________________________________________
(1)The amount of common stock beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities, and does not include 347,619 shares of common stock issuable upon conversion of Common OP Units.
(2)Percentages for each entity are based on 120,103,687 shares of common stock outstanding as of the Record Date. The amount of common stock outstanding used in calculating such percentages assumes that none of the Common OP Units are converted to common stock.
(3)Pursuant to Schedule 13G/A filed with the SEC on June 6, 2025 by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc., Cohen & Steers UK Ltd., Cohen & Steers Asia Limited, and Cohen & Steers Ireland Limited. Represents 12,512,001 shares of common stock beneficially owned by the Cohen & Steers entities. The business address of Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is 1166 Avenue of the Americas, 30th Floor, New York, NY 10036. The business address of Cohen & Steers UK Ltd. is The Burlian, 2nd Floor, 3 Dering Street, London W1S 1AA, United Kingdom. The business address of Cohen & Steers Asia Ltd. is 1201-02 Champion Tower, Three Garden Road, Central, Hong Kong. The business address of Cohen & Steers Ireland Ltd. is 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 VK60. Cohen & Steers, Inc. is deemed to have sole voting power with respect to 9,286,012 shares and sole dispositive power with respect to 12,512,001 shares. Cohen & Steers Capital Management, Inc. is deemed to have sole voting power with respect to 9,153,565 shares and sole dispositive power with respect to 12,317,274 shares. Cohen & Steers UK Ltd. is deemed to have sole voting power with respect to 119,528 shares and sole dispositive power with respect to 181,808 shares. Cohen & Steers Ireland Limited is deemed to have sole voting and dispositive powers with respect to 12,919 shares.
(4)Pursuant to Schedule 13G/A (Amendment No. 4) filed with the SEC on April 28, 2025 by BlackRock, Inc. Represents holdings of various subsidiaries of the holding company and includes ownership of more than 5% of our common stock by BlackRock Fund Advisors. The business address of such person is 50 Hudson Yards, New York, NY 10001. BlackRock, Inc. is deemed to have sole voting power with respect to 11,356,440 shares and sole dispositive power with respect to 11,689,477 shares.

BOARD MATTERS

THE BOARD OF DIRECTORS
The Board has general oversight responsibility for our affairs, and the directors, in exercising their duties, represent and act on behalf of the stockholders. Although the Board does not have responsibility for our day-to-day management, it stays regularly informed about our business and provides guidance to management through periodic meetings and other informal communications. The Board is significantly involved in, among other things, the strategic and financial planning process, leadership development and succession planning, as well as other functions carried out through the Board committees as described below.
Board Leadership Structure. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing board leadership and the right board leadership structure may vary as circumstances warrant.
Richard Agree served as our Chairman of the Board and Chief Executive Officer from December 1993 to January 2013 and has served as our Executive Chairman of the Board since January 2013. Joel Agree served as our President and Chief Operating Officer from June 2009 until his promotion to Chief Executive Officer in January 2013 and has served as a director since June 2009. Subject to the direction of the Board, including the Executive Chairman, Joel Agree has general responsibility and ultimate authority for the implementation of our policies. Based on a review of the Board leadership structure in 2019, the Board created the Lead Independent Director position to further promote independence and to demonstrate our commitment to strong corporate governance. Mr. Lehmkuhl has served as the Lead Independent Director since December 2020.
The Board, which consists of a majority of independent directors, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are comprised entirely of independent directors and by oversight by the Lead Independent Director. Under our Bylaws and Corporate Governance Guidelines, the Board has the ability to change its structure, should that be deemed appropriate and in the best interest of our Company and our stockholders. The Board believes that these factors provide the appropriate balance between the authority of those who oversee our Company and those who manage it on a day-to-day basis.
Risk Management. The Board takes an active and informed role in our risk management policies and strategies. Our executive officers, who are responsible for our day-to-day risk management practices, present to the Board on the material risks to our Company, including capital markets risk, interest rate risk, operational risk, and risk related to information technology and cybersecurity. At that time, the management team also reviews with the Board our risk mitigation policies and strategies specific to each risk that is identified. Our Compensation Committee reviews and determines whether any of our compensation policies or practices subject the Company to inappropriate risk. Our Audit Committee assists the Board in fulfilling its responsibilities related to the oversight of major financial risk exposures; guidelines and policies governing the process by which management assesses and manages such risk exposures; accounting and reporting processes; our system of internal accounting and financial controls; our technology security policies and internal cybersecurity and privacy controls; and our evaluation and responsiveness to corporate sustainability risks and reporting obligations. Our Audit Committee reviews and determines cybersecurity, privacy, information security and financial risk exposures and the steps our management has taken to monitor and control these exposures. Throughout the year, management monitors our risk profile and updates the Board as new material risks are identified or the aspects of a risk previously presented to the Board materially change.
Meetings. The Board and its committees meet throughout the year at regularly scheduled meetings and also hold special meetings and act by written consent as appropriate. The Board met four times during 2025. During 2025, each director attended, virtually or in person, 75% or more in aggregate of (i) the number of meetings of the Board and (ii) the number of meetings held by all committees of the Board on which such director served. It has been and is the policy of the Board that directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. Each director serving on the Board at the time of the 2025 annual meeting attended our 2025 annual meeting of stockholders.

Lead Independent Director. Our independent directors meet in executive sessions quarterly without management. As Lead Independent Director, Mr. Lehmkuhl presides at executive sessions of our independent directors and Board meetings at which the Executive Chairman is not present; serves as liaison between the Executive Chairman and management as needed; reviews and approves Board meeting agendas, topics and schedules; communicates as appropriate with the Executive Chairman and management regarding matters discussed by the independent directors; and performs other duties as the Board may from time to time delegate to assist the Board in fulfilling its responsibilities.
Director Independence. The NYSE listing standards set forth objective requirements for a director to satisfy, at a minimum, in order to be determined to be independent by the Board. In addition, in order to conclude a director is independent in accordance with the NYSE listing standards, the Board must also consider all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, which require that a majority of our directors be independent within the meaning of the NYSE listing standards, the Board undertook a review of the independence of all non-management directors. Based upon information requested from and provided by each director and director nominee concerning his or her background, employment and affiliations, including family relationships, the Board has affirmatively determined that the following seven of our nine continuing directors are independent under NYSE listing standards and our Corporate Governance Guidelines and do not have a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the Board: Ms. Dearing, Ms. He, Mr. Hollman, Mr. Judlowe, Mr. Lehmkuhl, Mr. Rakolta, and Mr. Rossi. The Board’s director independence standards outlined in our Corporate Governance Guidelines can be found on the Sustainability tab of our website at www.agreerealty.com in the Policies and Charters section.
Stock Ownership Requirements. To further align the interests of certain of our executive officers and directors with the interest of our stockholders, and to promote our commitment to sound corporate governance, the Board has adopted stock ownership guidelines. The stock ownership guidelines apply to the Executive Chairman, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Growth Officer, General Counsel and non-employee directors. A summary of those guidelines is set forth in “Compensation Discussion and Analysis — Stock Ownership Guidelines.”

COMMITTEES OF THE BOARD
The Board has delegated various responsibilities and authority to four standing committees of the Board. Each committee regularly reports on its activities to the full Board. Each committee, other than the Executive Committee, operates under a written charter approved by the Board, which is reviewed annually by the respective committees of the Board and is available on the Sustainability tab of our website at www.agreerealty.com in the Policies and Charters section. Each committee may form, and delegate power and authority to, subcommittees of one or more of its members for any purpose that such committee deems appropriate. The Audit Committee, the Compensation Committee and the Nominating and Governance Committee are composed entirely of independent directors. In addition, the Board has determined that each member of the Audit Committee and the Compensation Committee qualifies as independent in accordance with the additional independence rules established by the SEC and NYSE. The table below sets forth the current membership of the four standing committees of the Board and the number of meetings held in 2025 by such committees:

Name	Audit	Compensation	Nominating and Governance	Executive
Richard Agree				Chair
Joel Agree				✓
Karen Dearing	Chair
Merrie Frankel(1)	✓		Chair
Linglong He			✓
Michael Hollman	✓		✓
Michael Judlowe		✓		✓
Gregory Lehmkuhl		Chair
John Rakolta, Jr.				✓
Jerome Rossi		✓	✓
Number of Meetings in 2025	4	5	2	1
_________________________________________
(1)Ms. Frankel’s service on the Board will conclude upon the expiration of her term, and our Board intends to decrease the size of the Board to nine directors effective upon the expiration of her term. She is not standing for re-election and will no longer serve on the Board following the date of the 2026 Annual Meeting. As of May 15, 2026, our Audit Committee will be comprised of Karen Dearing (Chair), Linglong He, and Michael Hollman, and our Nominating and Governance Committee will be comprised of Michael Hollman (Chair), Linglong He and Jerome Rossi.
Audit Committee. The Audit Committee is responsible for providing independent, objective oversight of our auditing, accounting and financial reporting processes, including reviewing the audit results and monitoring the effectiveness of our internal audit function, reviewing and discussing our policies and procedures with respect to cybersecurity risk assessment and risk management, and overseeing the evaluation and responsiveness to corporate sustainability risks and reporting obligations. In addition, the Audit Committee engages the independent registered public accounting firm. See “Audit-Related Matters — Report of the Audit Committee,” “Audit-Related Matters — Audit Committee Matters” and the Audit Committee’s charter for additional information on the responsibilities and activities of the Audit Committee. The Audit Committee charter is available on the Company’s website at www.agreerealty.com/corporate-governance.
The Board has determined that each continuing Audit Committee member has sufficient knowledge in reading and understanding financial statements to serve thereon and is otherwise financially literate, and that Ms. Dearing, and Mr. Hollman qualify as “audit committee financial experts” as that term is defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has further determined that Ms. Dearing, Ms. He, and Mr. Hollman possess financial management expertise within the meaning of the listing standards of the NYSE.

Compensation Committee. The Compensation Committee is responsible for overseeing compensation and benefit plans and policies, reviewing and approving equity grants and otherwise administering share-based plans, and reviewing and approving annually all compensation decisions relating to our executive officers. The Compensation Committee also has authority to grant awards under the Company’s 2024 Omnibus Incentive Plan (the “2024 Plan”). See “Compensation Discussion and Analysis,” “Compensation Committee Report” and the Compensation Committee’s charter for additional information on the responsibilities and activities of the Compensation Committee. The Compensation Committee charter is available on the Company’s website at www.agreerealty.com/corporate-governance.
Role of Management. Joel Agree, our President and Chief Executive Officer, makes recommendations to the Compensation Committee with respect to the design and implementation of the compensation program for the named executive officers, supported by formal performance reviews for each named executive officer. Joel Agree does not provide input with respect to his own compensation. See “Compensation Discussion and Analysis — Determining Compensation for Named Executive Officers.”
Role of Compensation Consultant. In 2025, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to assist the Company and the Compensation Committee with matters related to the Company’s executive compensation program. The Compensation Committee determined that Meridian meets the criteria for an independent consultant in accordance with SEC guidelines for such services.
Nominating and Governance Committee. The Nominating and Governance Committee is responsible for establishing the requisite qualifications for directors, identifying and recommending the nomination of individuals qualified to serve as directors, establishing corporate governance practices in compliance with applicable regulatory requirements and consistent with the highest standards, recommending to the Board the corporate governance guidelines applicable to the Company, leading the Board in its annual review of the performance of the Board and management, recommending directors for each Board committee and overseeing the evaluation of the Board, including its committees, and management of the Company. The Nominating and Governance Committee also establishes corporate governance practices in compliance with applicable regulatory requirements consistent with the highest standards and recommends to the Board the corporate governance guidelines applicable to us. In addition, the Nominating and Governance Committee has formal oversight responsibility for the Company’s corporate sustainability program, including environmental sustainability and climate-related financial risks and opportunities. Refer to the Nominating and Governance Committee’s charter for additional information on the responsibilities and activities of the Nominating and Governance Committee. The Nominating and Governance Committee charter is available on the Company’s website at www.agreerealty.com/corporate-governance.
Director Qualifications. Our Nominating and Governance Committee has established policies for the desired attributes of the Board as a whole, including as set forth in our Corporate Governance Guidelines. The Board seeks to ensure that a majority of its members are independent within the NYSE listing standards. Further, each director generally may not serve as a member of more than three other public company boards. In addition, Audit Committee members may not simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee. Each director must possess personal integrity, leadership skills, a business and professional background that would complement the skills and experience of the other members of the Board, the ability to think strategically about the long-term interests of the Company and our stockholders, and a breadth of knowledge about matters affecting the Company and its industry. In addition, directors must be committed to devoting the time and effort necessary to be responsible and productive members of the Board. The Board values diversity, in its broadest sense, and ensures candidates in the qualified pool from which Board candidates are chosen have diverse skills, experiences, perspectives and backgrounds. The Nominating and Governance Committee conducts reviews of current directors in light of the considerations described above and their historical contributions to the Board. The Board reviews the effectiveness of its director candidate nominating practices annually.

The matrix below highlights the specific experience, knowledge and skills for each director that the Board considers important in determining the composition of the Board given the Company’s business and strategy. The absence of a mark for a particular skill does not mean that the director does not possess that skill, or experience, or is unable to contribute to the decision-making process in that area. However, the mark indicates that the item is a particularly prominent qualification, skill, or experience that the director brings to our Board. We believe that our directors are diverse and have an appropriate mix of skills, expertise and experience to oversee critical matters of the Company and to represent the interests of our stockholders.

Knowledge, Skills & Experience	R. Agree	J. Agree	K. Dearing	M. Frankel(1)	L. He	M. Hollman	M. Judlowe	G. Lehmkuhl	J. Rakolta, Jr.	J. Rossi
Board and Executive Experience
“C-suite” or Board experience with a public company or large private company, or leadership experience as a division or department leader within a large public company; understanding of governance practices
	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
REITs/Real Estate
Experience serving as an executive or director for a REIT or real estate company, or working closely with REITs or real estate companies as an executive or director of a related business
	✓	✓	✓	✓		✓	✓	✓	✓	✓
Capital Markets/M&A Experience with debt and equity capital markets transactions, and/or mergers & acquisitions	✓	✓	✓	✓		✓	✓	✓	✓	✓
Financial Experience or Literacy Knowledge of finance or financial reporting and an ability to analyze or evaluate financial statements	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Strategic Planning Experience defining and driving the strategic direction and growth of the operations of a business or division/department within a complex organization	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Information Technology/Cybersecurity
Experience implementing technology strategies and managing/mitigating cybersecurity risks, and/or an understanding of how AI systems function and contribute to automation and operational efficiency
			✓	✓	✓			✓
Risk Management Experience managing complex risks in an organization including specific types of risks (financial, cyber, etc.)	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Legal/Regulatory Knowledge acquired through a law degree or business experience in understanding legal risks and obligations	✓	✓	✓	✓	✓	✓
Leadership & Talent Development Experience or expertise in management and development of human capital as an executive or leader within an organization	✓	✓	✓		✓	✓	✓	✓	✓	✓
Corporate Sustainability Experience in corporate sustainability and community affairs matters, including as an executive or director, or through positions with other organizations			✓	✓	✓			✓	✓
Retail Experience Experience as an executive or director with a retail organization, or working closely with retail organizations as an executive or director at a related business	✓	✓							✓	✓
Independence Independent in accordance with NYSE listing standards and our Corporate Governance Guidelines			✓	✓	✓	✓	✓	✓	✓	✓
_____________________________________________
(1)Ms. Frankel’s service on the Board will conclude upon the expiration of her term. She is not standing for re-election and will no longer serve on the Board following the date of the 2026 Annual Meeting.

The following charts show the composition of our ten directors1 by age, diversity, and gender.

+6	New Independent Directors Since 2018

_____________________________________________
(1)Ms. Frankel’s service on the Board will conclude upon the expiration of her term. She is not standing for re-election and will no longer serve on the Board following the date of the 2026 Annual Meeting.
Identifying and Evaluating Nominees. Generally, the Nominating and Governance Committee will re-nominate incumbent directors who continue to satisfy its criteria for membership on the Board, who it believes will continue to make important contributions to the Board and who consent to continue their service on the Board.
Our Nominating and Governance Committee periodically assesses the appropriate number of directors comprising the Board and whether any vacancies on the Board are expected due to retirement or otherwise. The Nominating and Governance Committee will evaluate the qualifications set forth above and may consider additional factors it deems appropriate. Depending on the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating and Governance Committee.
The Nominating and Governance Committee considers candidates for the Board from any responsible source, including current Board members, stockholders, professional search firms or other persons. The Nominating and Governance Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating and Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.
Stockholder Nominees. Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. We did not receive any director nominations by stockholders for the 2026 Annual Meeting. The Nominating and Governance Committee will consider properly submitted stockholder submissions for nominations to the Board and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Such nominations may be made by a stockholder entitled to vote, who delivers written notice along with the additional information and materials to our Secretary in compliance with the requirements set forth in our Bylaws and below in “Additional Information — Proposals for 2027 Annual Meeting.”
Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name, sufficient biographical information to demonstrate that the nominee meets the qualification requirements for Board service as set forth under “Director Qualifications,” and such other information regarding each nominated person as set forth in our Bylaws and that would be required in a proxy statement filed pursuant to the SEC’s proxy rules in the event of an election contest. The nominee’s written consent to the nomination should also be included with the nominating submission, which should be addressed to: Agree Realty Corporation, 32301 Woodward Avenue, Royal Oak, MI 48073, Attention: Secretary.
Executive Committee. The Executive Committee has the authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board, the execution of certain contracts and agreements, including those related to our borrowing of money, and generally to exercise all other powers of the Board except for those which require action by a majority of the independent directors or the entire Board.

DIRECTOR COMPENSATION
The Compensation Committee establishes and oversees our director compensation program. Director compensation is established with a view to attract highly qualified non-employee directors and fairly compensate non-employee directors for their time and effort on behalf of stockholders. In consultation with Meridian, our Compensation Committee regularly benchmarks our director compensation to that of our peers to ensure that it remains competitive to attract and retain non-employee directors.
2026 Compensation
As part of its review of director compensation in consultation with Meridian, in December 2025, the Board adopted an updated policy with respect to non-employee director compensation. Pursuant to this policy, each of our non-employee directors receives an annual retainer of $210,000, $130,000 of which is payable in restricted stock awards with one year vesting, and the remainder of which is payable, at each director’s election, either quarterly in cash or in an additional restricted stock award with one-year vesting. Effective as of March 2026, directors may, in lieu of receiving restricted stock awards, elect to receive their annual retainer in the form of restricted stock units that vest over a one-year period and settle only upon termination of service on the Board.
2025 Compensation
Each non-employee director who is not an employee of, or affiliated with, the Company received an annual fee of $185,000 in 2025. $115,000 of the annual fee was payable in restricted stock awards with one year vesting, and the remaining $70,000 was payable in either cash or stock at each Director’s election. Cash payments were made quarterly. Stock payments were made in February 2025 and vested on the first anniversary of the grant date.
Additionally, the Lead Independent Director received an additional annual payment of $30,000, and the Audit Committee Chair received an additional annual payment of $25,000. The Chair of each of our Compensation and Nominating and Governance Committees received an additional annual payment of $20,000. These payments are subject to the same cash or stock election described above.
Non-employee directors do not receive any additional compensation in any form for their service, including for attendance at meetings of the Board or its committees. The Company reimburses directors for out-of-pocket expenses incurred in connection with their service on the Board.
The following table provides compensation information for the year ended December 31, 2025 for each non-employee director.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Karen Dearing(3)	$95,000	$114,999	$209,999
Merrie Frankel(4)	90,000	114,999	204,999
Linglong He(5)	70,000	114,999	184,999
Michael Hollman(6)	70,000	114,999	184,999
Michael Judlowe(7)	70,000	114,999	184,999
Gregory Lehmkuhl(8)	120,000	114,999	234,999
John Rakolta, Jr.(9)	70,000	114,999	184,999
Jerome Rossi(10)	70,000	114,999	184,999
Total	$655,000	$919,992	$1,574,992
_____________________________________________

(1)Our non-employee directors had the option to receive shares of common stock in lieu of their cash fees earned and reported in this column. The aggregate number of shares of common stock issued in lieu of cash for 2025 included: Ms. Dearing, 1,304; Ms. He 961; Mr. Judlowe, 961; Mr. Lehmkuhl, 1,648; and Mr. Rakolta, 961.
(2)Reflects restricted stock awards granted under the 2024 Plan. The amounts reported represent the grant date fair value of the restricted stock award in accordance with FASB ASC Topic 718, which is the closing trading price of a share of our common stock on the grant date (or the closing trading price of a share of our common stock on the last business day prior to the grant date) multiplied by the number of shares subject to the award. The Company does not pay fractional shares.
(3)Ms. Dearing held 2,883 shares of unvested restricted stock as of December 31, 2025.
(4)Ms. Frankel held 1,579 shares of unvested restricted stock as of December 31, 2025. Ms. Frankel’s term as a director on the Board will end on the 2026 Annual Meeting date.
(5)Ms. He held 2,540 shares of unvested restricted stock as of December 31, 2025.
(6)Mr. Hollman held 1,579 shares of unvested restricted stock as of December 31, 2025.
(7)Mr. Judlowe held 2,540 shares of unvested restricted stock as of December 31, 2025.
(8)Mr. Lehmkuhl held 3,227 shares of unvested restricted stock as of December 31, 2025.
(9)Mr. Rakolta held 2,540 shares of unvested restricted stock as of December 31, 2025.
(10)Mr. Rossi held 1,579 shares of unvested restricted stock as of December 31, 2025.
As a named executive officer of the Company, compensation paid to Joel Agree for fiscal 2025 is fully reflected under “Executive Compensation Tables — Summary Compensation Table for 2025, 2024 and 2023.” Richard Agree does not receive any compensation for his service as a director, but he does receive compensation for his position as Executive Chairman. In 2025, he received 7,263 time-based restricted shares with an aggregate grant date fair value of $528,964. Such awards vest ratably over a three-year period.

CORPORATE GOVERNANCE
The Board has adopted Corporate Governance Guidelines, a copy of which can be found on the Sustainability tab of our website at www.agreerealty.com in the Policies and Charters section. These guidelines address, among other things, director responsibilities, qualifications (including independence), compensation and access to management and advisors. The Nominating and Governance Committee is responsible for overseeing and reviewing these guidelines and recommending any changes to the Board.
The Board also has adopted a Code of Conduct, which sets out basic principles to guide the actions and decisions of all of our employees, officers, including our chief executive officer, chief financial officer and chief accounting officer, and directors. The Code of Conduct, also available on the Sustainability tab of our website at www.agreerealty.com in the Policies and Charters section, covers numerous topics including honesty, integrity, conflicts of interest, compliance with laws, corporate opportunities and confidentiality. Waivers of the Code of Conduct are discouraged, but any waiver that relates to our executive officers or directors may only be granted by the Board. Within the time period required by the SEC, the Company will post on its website any amendment to its Code of Conduct and any waiver applicable to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. See “Related Person Transactions” for additional information on the Board’s policies and procedures regarding related person transactions. The Board has adopted several other policies, including a Human Rights Policy, an ESG Policy, and a Whistleblower Policy.
Copies of our committee charters, Corporate Governance Guidelines, Code of Conduct, and other policies are available on our website and will be sent to any stockholder, without charge, upon written request to our executive offices: Agree Realty Corporation, 32301 Woodward Avenue, Royal Oak, MI 48073, Attention: Secretary.

COMMUNICATIONS WITH THE BOARD
Interested parties who want to communicate with our non-management directors confidentially may do so by sending correspondence to:
Non-Management Directors
Agree Realty Corporation
32301 Woodward Avenue
Royal Oak, MI 48073
Attention: Secretary
Please note that the mailing envelope must contain a clear notification that it is confidential and your letter should indicate whether you are a stockholder of the Company.
Interested parties and stockholders of the Company who want to communicate with the Board or any individual director can write to:
Agree Realty Corporation
32301 Woodward Avenue
Royal Oak, MI 48073
Attention: Secretary
Your letter should indicate that you are an interested party or a stockholder of the Company. Depending on the subject matter, the Secretary will:
•Forward the communication to the director or directors to whom it is addressed;
•Attempt to handle the inquiry directly; for example, where it is a request for information about our Company or if it is a stock-related matter; or
•Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

EXECUTIVE OFFICERS
The following table sets forth our executive officers, followed by biographical information regarding each executive officer who is not also a director.

Name	Age	Title
Richard Agree	82	Executive Chairman of the Board and Director
Joel Agree	47	President, Chief Executive Officer and Director
Peter Coughenour	34	Chief Financial Officer and Secretary
Nicole Witteveen	36	Chief Operating Officer
Craig Erlich	58	Chief Growth Officer
Danielle Spehar	58	General Counsel
See “Proposal 1 – Election of Directors” for a description of the biographical information of Richard Agree and Joel Agree.
Peter Coughenour has served as Chief Financial Officer and Secretary since December 2021, and had served as Interim Chief Financial Officer since August 2021. He is responsible for leading the Company’s capital markets, investor relations, risk management and financial planning and analysis functions. He also chairs the Company’s ESG Steering Committee. Prior to his appointment as Interim Chief Financial Officer, Mr. Coughenour served as Vice President, Corporate Finance of the Company and has served in various finance roles since joining the Company in 2015. He holds a Bachelor of Arts in Economics from Indiana University. Mr. Coughenour is also a member of the International Council of Shopping Centers as well as the National Association of Real Estate Investment Trusts.
Nicole Witteveen joined the Company in April 2019 and has served as the Chief Operating Officer since September 2023. Prior to her appointment as Chief Operating Officer, Ms. Witteveen served as the Company’s Executive Vice President, People & Culture and Chief of Staff, from August 2021 until September 2023. She is responsible for the Company’s Asset Management, Information Technology, and People & Culture departments. Ms. Witteveen served as the Company’s Director, People & Culture from April 2019 to August 2019 and Vice President, People & Culture from August 2019 to August 2021. Prior to joining Agree, she previously led the Human Resources department at Career Now Brands from May 2018 to April 2019 and served as Lead People Resources Business Partner at Enova International from November 2015 to May 2018. Ms. Witteveen has extensive experience in talent management, project management, and workforce planning. She holds a Bachelor of Arts in Organizational Studies from the University of Michigan.
Craig Erlich has served as Chief Growth Officer since September 2023. Prior to his appointment as Chief Growth Officer, Mr. Erlich served as the Company’s Chief Operating Officer from February 2021 to September 2023. Prior to his appointment as Chief Operating Officer, Mr. Erlich served as the Company’s Chief Investment Officer from August 2020 until February 2021 and was a member of the Board from July 2018 to August 2020. Prior to his appointment as Chief Investment Officer, Mr. Erlich served as an Executive Vice President and General Manager of the George P. Johnson Company (“GPJ”), a global experiential marketing firm with 30 offices worldwide, since 2015. Mr. Erlich had full responsibility for operations in GPJ’s world headquarters in Detroit, Michigan and its Nashville, Tennessee facilities. Prior to GPJ, Mr. Erlich was the owner, President and Chief Executive Officer of pulse220, a boutique meetings and events firm which he successfully sold to GPJ in 2015. Prior to pulse220, Mr. Erlich served as the President of QMS, a direct marketing and fulfillment firm in Detroit, Michigan. Mr. Erlich is a two-time nominee of the Ernst & Young Entrepreneur of the Year award and holds a Bachelor of Arts in Marketing from the Eli Broad College of Business at Michigan State University. Mr. Erlich currently serves on the Executive Board of the Michigan and Northwest Ohio Chapter of JDRF (formerly called the Juvenile Diabetes Research Foundation).

Danielle Spehar joined the Company in 2016 as Vice President of Transactions and was promoted to General Counsel in February 2019. She is responsible for leading the Company’s Due Diligence and Legal teams and managing the Company’s legal affairs. Prior to joining the Company, Ms. Spehar was engaged in the private practice of law at Maddin, Hauser, Roth & Heller, P.C. from November 2001 to December 2016, where she previously served as a member of the firm’s Executive Committee, co-head of the firm’s Real Estate Practice Group and member of the firm’s Recruiting Committee. She has extensive experience in the leasing and the acquisition, sale, and development of commercial real estate. Ms. Spehar holds a Juris Doctor degree from the University of Detroit Mercy School of Law, a Master of Business Administration from Wayne State University and a Bachelor of Science in Business Administration from Central Michigan University. She is a member of the Real Property Section of the State Bar of Michigan as well as the American Bar Association.

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW OF COMPENSATION PROGRAM
The Compensation Committee (referred to as the “Committee” in this section), composed entirely of independent directors, administers our executive compensation program. The Committee’s responsibilities include recommending and overseeing compensation, benefit plans and policies, reviewing and approving equity grants, administering equity-based incentive plans, including restricted stock and performance unit awards, and reviewing and approving, annually, all compensation decisions relating to our executive officers. This section of the proxy statement explains how our compensation programs are designed and operate with respect to our named executive officers, which include Joel Agree, our President and Chief Executive Officer; Peter Coughenour, our Chief Financial Officer and Secretary; Nicole Witteveen, our Chief Operating Officer; Craig Erlich, our Chief Growth Officer; and Danielle Spehar, our General Counsel. The following discussion and analysis should be read together with the tables and related footnote disclosures detailed below.

COMPENSATION OBJECTIVES AND PHILOSOPHY
Our compensation program for the named executive officers generally consists of base salary, annual cash incentive awards, long-term equity incentive awards, including restricted shares and performance units, and certain other benefits. The other benefits provided to the named executive officers are set forth below in the “Executive Compensation Tables — Summary Compensation Table for 2025, 2024 and 2023.” We also provide severance arrangements for certain of our named executive officers. The following summarizes the key principles and objectives of our approach to executive compensation:
➢Align executives’ long-term interests with those of our stockholders. The Company seeks to align these interests by providing a significant portion of executive officer compensation in the form of common stock. Through stock ownership guidelines for named executive officers and grants of restricted common stock with time-based vesting provisions and performance unit awards, the amount of which are based on total shareholder return, the value of the executive officers’ total compensation should increase as total returns to stockholders increase. The Company expects the value of these elements as a percentage of each executive officer’s annual base salary to motivate executive officers to continually improve their performance and create value for the Company over the long-term. In 2026, the Company’s executive compensation program will continue to be designed to reward favorable execution of specific Company performance goals that in turn drive stockholder value.
➢Provide total compensation that is both fair and competitive. To attract and reduce the risk of losing the services of valuable officers but to avoid the expense of excessive pay, compensation should be competitive. The Committee assesses the competitiveness of our compensation for our executive officers by comparing our compensation to executive officer compensation at peer public companies.
➢Attract, retain and motivate key executives who are critical to our operations. The purpose of our executive compensation program has been, and is, to achieve our business objectives by attracting, retaining and motivating talented executive officers by providing them with incentives and economic security.
➢Reward superior individual and Company performance on both a short-term and long-term basis. Performance-based pay aligns the interests of management with the interests of our stockholders. Performance-based compensation motivates and rewards individual efforts and company success.
The Committee seeks to ensure the foregoing objectives are achieved by considering individual performance reviews, Company performance, hiring and retention needs, internal pay equity, market data and other external market pressures in finalizing its compensation determinations.

DETERMINING COMPENSATION FOR NAMED EXECUTIVE OFFICERS
The Committee meets without management present to determine the compensation of the named executive officers. Prior to such meeting, the Committee receives compensation recommendations from Joel Agree, our President and Chief Executive Officer. We believe that because of his experience with our Company and his involvement in setting and executing the Company’s business goals, strategies, and performance, he is able to provide valuable input regarding the overall effectiveness of the management team and each individual’s contribution to our performance. Joel Agree’s recommendations are supported by formal performance reviews for each named executive officer which include an evaluation of the individual’s performance against pre-determined performance metrics. The Committee retains the authority to modify his recommendations and reviews such recommendations for their reasonableness based on Company performance, market information, and the Committee’s compensation philosophy and related considerations. Joel Agree does not provide input with respect to his own compensation. The Committee also considers at least annually whether risks arising from the Company’s compensation plans, policies and programs are reasonably likely to have a material adverse effect on the Company, and endeavors to ensure that our compensation programs provide an appropriate balance of incentives and do not encourage excessive risk-taking. Based on this review, the Committee believes that our compensation programs and processes do not incentivize risk-taking that is reasonably likely to have a material adverse effect on the Company.
In 2025, the Company and the Committee utilized Meridian to assist the Committee with structuring the executive compensation program, evaluating the Company’s compensation peer group, and the accounting for and benchmarking of the Company’s executive compensation program.

COMPENSATION COMMITTEE CONSIDERATION OF THE 2025 VOTE ON EXECUTIVE COMPENSATION
In determining our executive compensation program for the remainder of 2025 and for 2026, the Committee considered the results of the 2025 advisory vote of our stockholders on executive compensation presented in our 2025 proxy statement. The Committee noted that more than 94% of the votes cast approved the compensation of our named executive officers as described in our 2025 proxy statement and viewed that result as an endorsement of our overall compensation program. The Committee and Board take our “say-on-pay” results seriously and engage with our stockholders to understand their priorities and any concerns with respect to our executive compensation program, which engagements include participation from an independent director, as appropriate. The table below summarizes steps we have taken to ensure that our compensation program is responsive to stockholders’ feedback:

2022	✓	Enhanced disclosure by providing MBO metrics and actual results for 2021, and have continued that practice in subsequent proxy filings

	✓	Updated LTI awards to be 55% performance-based and 45% time-based for all NEOs starting in 2023

	✓	Improved disclosure by providing the Company-defined Peer Group used for performance units, and have continued that practice in subsequent proxy filings

	✓	Introduced a payout cap on performance units at 100% if absolute total shareholder return (“TSR”) is negative, starting with 2023 awards

	✓	Augmented disclosure by adding our prior period performance unit results to the proxy statement (previously only disclosed in Form 10-K), and have continued that practice

	✓	Determined a new compensation peer group that better aligns with the proxy advisory firms and is comprised of companies of comparable size and performance
2023	✓	Enhanced our CEO’s target LTI awards to be 60% performance-based and 40% time- based starting with 2024 awards

	✓	Determined it was appropriate to limit maximum bonus amounts to 200% of target for all NEOs

	✓	Incorporated corporate sustainability goals into the Committee's assessment of performance for NEOs

2024	✓	Further enhanced our CEO’s target LTI awards to be 70% performance-based and 30% time- based starting with 2025 awards

	✓	Expanded our Company-defined Peer Group for performance units to include two additional net lease peers, Broadstone Net Lease, Inc. and NETSTREIT Corporation

	✓	Increased the weighting for quantitative management business objectives for the Chief Operating Officer, Chief Growth Officer, and General Counsel, while decreasing or maintaining the weighting for the qualitative assessment of business goals or objectives.
2025	✓	Expanded and enhanced our compensation peer group by adding six peers while removing four peers. The peers added include Brixmor Property Group Inc., Federal Realty Investment Trust, Kimco Realty Corporation, Phillips Edison & Company, Inc., Regency Centers Corporation, and W. P. Carey Inc. The peers removed include Acadia Realty Trust, Retail Opportunity Investment Corp., SITE Centers Corp., and Spirit Realty Capital, Inc.

	✓	Adjusted non-employee director compensation to better align with the revised compensation peer group and competitive market practices

	✓	Strengthened our sector-leading stock ownership requirements: 20x base salary for the CEO, 6x base salary for other covered officers, and 8x annual cash compensation for non-employee directors

ELEMENTS AND CRITERIA OF COMPENSATION IN 2025 FOR NAMED EXECUTIVE OFFICERS
Our compensation program for named executive officers generally consists of base salary, annual cash incentive awards, long-term equity incentive awards, including restricted shares and performance units, and certain other benefits. The other benefits provided to the named executive officers are set forth below in the “Executive Compensation Tables — Summary Compensation Table for 2025, 2024 and 2023.” We also provide severance arrangements for certain of our named executive officers. Below is an overview of the main components of the Company’s compensation program:

Component	Description	Objectives
Annual Base Salary	Fixed cash compensation. Reviewed and adjusted periodically. Annual base salaries for executives are a minority of total compensation.	Attract and retain key executives by providing reliable source of income. Help contribute to total cash compensation that is competitive but not in excess of the market.
Annual Cash Incentive	“At risk” variable cash compensation based on company performance goals and individual performance goals.	Encourages executives to perform at a high-level and achieve annual company and individual performance goals.
Restricted Shares	Awards vest in equal installments over a multi-year period. “At risk” given they are subject to continued service with the Company and may fluctuate in value based on the Company’s stock price.	Promotes long-term equity ownership by executives. Encourages the retention of executives and further aligns their interests with those of our stockholders.
Performance Units	“At risk” variable equity compensation based on company performance over three-year performance period. Awards are granted in the form of common stock.	Encourages executives to achieve long-term performance targets, while incentivizing retention. Further aligns executives’ interests with those of our stockholders.
In consultation with Meridian, the Committee assesses the competitiveness of the Company’s current compensation levels for the named executive officers on an annual basis, considering the objectives above. This assessment compares the Company’s compensation of certain named executive officers to the same officer levels of a peer group. For the purpose of 2025 compensation decisions, the Committee worked with Meridian to determine a new peer group, selecting 15 publicly traded REITs, considering factors including enterprise value, market capitalization, funds from operations, total assets and alignment with peer groups selected by proxy advisory firms. The members of the peer group for 2025 were:

Broadstone Net Lease	LXP Industrial Trust
Brixmor Property Group Inc.	NNN REIT, Inc.
EastGroup Properties, Inc.	Phillips Edison & Company, Inc.
EPR Properties	Regency Centers Corporation
Essential Properties Realty Trust, Inc.	Rexford Industrial Realty, Inc.
Federal Realty Investment Trust	STAG Industrial, Inc.
Kimco Realty Corporation	W.P. Carey Inc.
Kite Realty Group Trust
Brixmor Property Group Inc., Federal Realty Investment Trust, Kimco Realty Corporation, Phillips Edison & Company, Inc., Regency Centers Corporation, and W.P. Carey Inc. were added to the peer group for 2025. Companies that were in the 2024 peer group that were not used for 2025 benchmarking include Acadia Realty Trust, Retail Opportunity Investments Corp., SITE Centers Corp. and Spirit Realty Capital, Inc.

According to the materials provided to the Committee, which were prepared by Meridian: (i) assets of the peer group ranged from approximately $3.9 billion to approximately $20.1 billion, and the Company’s asset value was in the 56th percentile of the peer group; and (ii) market capitalizations of the peer group ranged from approximately $2.4 billion to approximately $15.8 billion, and the Company’s market capitalization was in the 48th percentile of the peer group.
The materials provided to the Committee by Meridian included the following compensation components for the executive officers of the peer group companies: (i) base salary, (ii) target annual incentives, (iii) target total cash compensation (sum of (i) and (ii)), (iv) long-term incentives and (v) total direct compensation (sum of (iii) and (iv)).
Based on these data points, the Committee believes that our compensation program is competitive and provides an appropriate mix of fixed and at-risk pay, while incentivizing both the achievement of short-term performance goals and long-term value creation for our stockholders. The Committee sets annual base salaries at a level it believes necessary to attract and retain the named executive officers, commensurate with the officers’ responsibilities, reputations, and experience. The Committee sets annual cash target incentive awards at levels it believes necessary to attract and retain the named executive officers, the amount of which ultimately is approved by the Committee and depends on management’s achievement of certain Company and individual objectives. The Committee has also determined to pay time-based long-term equity incentive compensation to (i) encourage the named executive officers to pursue strategies that will create long-term value for our stockholders, (ii) align the interests of management with those of our stockholders by tying a significant portion of compensation to the value of common stock with time-based vesting and (iii) promote continuity of management by retaining our named executive officers.
The Committee paid or granted compensation during fiscal year 2025 that consisted of: (i) annual cash base salaries; (ii) annual cash incentive awards; and (iii) two forms of long-term equity-based compensation: restricted share awards subject to time-based vesting provisions over a three-year period and performance-based equity awards subject to a performance-based measurement period of three years where all shares earned vest three years after the date of the grant. The following narrative discusses the components of fiscal year 2025 compensation.

BASE SALARY
In 2025, each named executive officer received an annual base salary paid in cash. Initial base salaries for our named executive officers are negotiated in connection with their hiring, and the Committee approves the base salaries of the named executive officers on an annual basis.
The Committee believes that base salary is a primary factor in retaining and attracting key employees in a competitive marketplace, as well as in preserving an employee’s commitment during downturns in the REIT industry and/or equity markets. When determining the base salary for each of the named executive officers, the Committee considers the individual’s experience, current performance, potential for advancement, internal pay equity and market data.
The base salaries paid to the named executive officers in 2025 are set forth below in the “Executive Compensation Tables — Summary Compensation Table for 2025, 2024 and 2023.” For 2025, taking into account benchmarking data and individual performance, the Committee approved base salaries for the named executive officers as set forth below:

Named Executive Officer	2024 Base Salary	2025 Base Salary	Change in Salary (%)
Chief Executive Officer	$900,000	$927,000	3%
Chief Financial Officer	$432,600	$446,000	3%
Chief Operating Officer	$432,600	$446,000	3%
Chief Growth Officer	$432,600	$446,000	3%
General Counsel	$397,838	$410,000	3%

THE EXECUTIVE INCENTIVE PLAN
The Company maintains an Executive Incentive Plan under which the Committee granted annual cash and long-term equity incentive awards for 2025 to all named executive officers.
Equity Awards. In 2025, the Committee continued its practice of awarding annual cash awards and long-term equity incentive awards under the Executive Incentive Plan. In February 2020, following a review of the Company’s long-term equity incentive award program against that of its peer group, the Committee amended its Executive Incentive Plan through the establishment of fixed equity awards for each named executive officer. The Committee continued this practice in February 2025, granting to our officers long-term equity incentive awards comprised of restricted common stock and performance units. The restricted common stock awards are subject to time-based vesting conditions, and the restricted performance unit awards are subject to performance-based vesting conditions, which were established at the time of grant. A detailed summary of the awards and the vesting conditions are set forth below under “Long-Term Equity Incentive Compensation.”
Annual Cash Incentive Awards. The Committee believes that annual cash incentive awards provide a meaningful incentive for the achievement of short-term Company and individual goals, while assisting us in retaining, attracting and motivating employees in the near term. In 2025, the Committee determined it was appropriate to limit maximum bonus amounts to 200% of target for all NEOs, including our Chief Executive Officer. The 2025 objectives were approved by the Committee in February 2025.
For 2025, the Committee established the incentive targets for the annual cash incentive awards in recognition of a still elevated interest rate environment, while also considering the Company's improved cost of capital and proactive capital markets activity, both of which set the foundation for accelerated acquisition volume as well as an increase in the number of development and development funding platform projects commenced. Incentive targets for the Company's credit metrics remained rigorous and reflective of the Company's leading balance sheet, and targets for the operational metrics remained strong, emphasizing the Company's focus on high-quality, durable cash flows.
The 2025 threshold, target, and maximum cash incentive award opportunity, as well as the 2025 actual award as a percentage of base salary, are included below.

	2025 Annual Cash Incentive Bonus Opportunity (as % of Base Salary)
Position	Threshold	Target	Maximum	2025 Actual
Chief Executive Officer	75%	175%	350%	329%
Chief Financial Officer	50%	100%	150%	147%
Chief Operating Officer	50%	75%	150%	150%
Chief Growth Officer	50%	75%	150%	94%
General Counsel	25%	50%	100%	86%
The annual cash incentive opportunities were awarded to the extent the Company attained certain threshold, target or maximum-level achievements for the following performance goals during 2025, as certified by the Committee in February 2026:

AFFO Growth Goal: The Committee believes that AFFO per share, a non-GAAP financial measure, is an appropriate performance metric because it is a widely accepted measure of operating performance in the REIT industry that is used by analysts and investors to evaluate and compare different companies. AFFO per share adjusts for amortization and depreciation, impairment, and other items, which allows industry analysts and investors to compare the ongoing operating performance of different REITs without having to adjust for those items. Given the importance of AFFO per share growth in driving long-term stockholder value, the Committee assigned a 50% weighting to this metric for the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel. The Committee assigned a 20% weighting to this metric for the Chief Growth Officer given the position is more focused on driving investment activity and expanding retailer relationships. The 2025 threshold, target, and maximum-level achievements and 2025 actual performance are included below:

	Threshold	Target	Maximum	2025 Actual
AFFO Growth	2.5%	3.5%	4.0%	4.6%

Cash Award Summary	Threshold	Target	Maximum	2025 Actual	Award % of Target
Chief Executive Officer	$347,625	$811,125	$1,622,250	$1,622,250	200%
Chief Financial Officer	$111,500	$223,000	$334,500	$334,500	150%
Chief Operating Officer	$111,500	$167,250	$334,500	$334,500	200%
Chief Growth Officer	$44,600	$66,900	$133,800	$133,800	200%
General Counsel	$51,250	$102,500	$205,000	$205,000	200%
Management Business Objectives: For the named executive officers, a portion of the award was based upon the achievement of specific operating and management business objectives. The Committee believes that the targets set for each objective are rigorous and aligned with creating long-term stockholder value. In response to stockholder feedback and to further enhance the transparency of our annual incentive disclosure, we have included the weighting for each objective for our CEO. The weighting for each measure may vary from year to year and is determined based on each named executive officer’s contribution to an objective or overall priority. The Committee believes that the operating and management business objectives outlined below are critical to the Company’s external growth, balance sheet management, and portfolio quality, all of which drive long-term stockholder value. Given the importance of external growth in driving AFFO per share growth, the metrics related to acquisitions and development received the highest weighting for the Company’s CEO. The metrics related to balance sheet management and portfolio quality ensure that the CEO is motivated to drive external growth and AFFO per share growth in a responsible and prudent manner. The specific operating and management business objectives are detailed below (dollars in millions):

Management Business Objectives	Weighting	Threshold	Target	Maximum	Actual
Acquisition Volume	15.0%	$1,000.0	$1,200.0	$1,500.0	$1,435.1
Development & Development Funding Platform Commenced	5.0%	$100.0	$150.0	$250.0	$118.1
Fixed Charge Coverage Ratio at Year-End	5.0%	3.75x	4.0x	4.25x	4.15x
Net Debt to Recurring EBITDA at Year-End(1)	5.0%	5.0x	4.75x	4.5x	3.8x
Investment Grade Tenants as % of Annualized Base Rent	2.5%	62.0%	64.0%	66.0%	66.8%
Portfolio Occupancy	2.5%	98.5%	99.0%	99.5%	99.7%
_____________________________________________
(1)Proforma for the settlement of any outstanding forward equity at year-end.

The table below includes the total weighting attributable to management business objectives for each named executive officer. In addition, threshold, target, and maximum-level achievements and 2025 actual performance are included below:

Cash Award Summary	Weighting	Threshold	Target	Maximum	2025 Actual	Award % of Target
Chief Executive Officer	35%	$243,338	$567,788	$1,135,575	$944,328	166%
Chief Financial Officer	35%	$78,050	$156,100	$234,150	$220,622	141%
Chief Operating Officer	30%	$66,900	$100,350	$200,700	$200,700	200%
Chief Growth Officer	70%	$156,100	$234,150	$468,300	$264,064	113%
General Counsel	25%	$25,625	$51,250	$102,500	$44,075	86%
Achievement of Business Goals: The Company uses the Korn Ferry Leadership Architect for evaluation of its executive officers. Six specific competencies have been identified as Core Competencies (“Competencies”): 1) Drives Results, 2) Action Oriented, 3) Business Insight, 4) Communicates Effectively, 5) Collaborates and 6) Being Resilient. The Competencies are used to measure each executive’s performance against key business goals on a quarterly and annual basis.
For the Chief Executive Officer and Chief Financial Officer, 15% of the award was based upon the Committee’s qualitative assessment of their achievement of business goals or objectives. For the Chief Operating Officer, Chief Growth Officer and General Counsel, 20%, 10%, and 25%, respectively, of the award was based upon the Committee’s qualitative assessment of their achievement of business goals or objectives.
While the Committee takes the Chief Executive Officer’s recommendations under advisement in determining each named executive officer’s individual performance, the Committee retains the authority and responsibility to make the final compensation decision. Joel Agree does not provide input with respect to his own compensation. The Committee evaluates each named executive officer’s performance through reports by these executives to the Board and other interactions with these executives concerning the Company’s strategy, operations, and performance. For 2025, the Committee’s assessment included the following individual goals and contributions:
Joel Agree — President, Chief Executive Officer and Director
•Successfully drove an acceleration in the Company's investment activity, investing approximately $1.55 billion of capital, representing more than 60% year-over-year growth;
•Reported AFFO per share growth of 4.6% while maximizing financial stability and flexibility, leading to the highest AFFO multiple among net lease REITs;
•Increased the common dividend by 2.7% year-over-year, declaring monthly cash dividends totaling $3.081 per common share, while maintaining a conservative AFFO payout ratio;
•Maintained a high-quality portfolio with investment-grade exposure comprising 66.8% of annualized base rents, demonstrating continued commitment to our disciplined investment strategy and proactive asset management;
•Met with over 350 investors to articulate the Company’s vision and performance; and
•Drove the Company’s highly efficient and collaborative culture, achieving recognition such as Michigan’s Best and Brightest in Wellness for the sixth consecutive year.
The Committee determined Mr. Agree’s individual achievements met the maximum payout level and awarded him $486,675 for this portion of his annual incentive.
Peter Coughenour — Chief Financial Officer and Secretary
•Further strengthened the Company’s balance sheet by raising approximately $1.5 billion of long-term capital, sustaining low leverage and ample liquidity with more than $2 billion available at year end;
•Led the Company’s achievement of an A- issuer rating from Fitch Ratings, making the Company one of only 13 publicly listed U.S. REITs with an A- credit rating equivalent or better;
•Positioned the Company to mitigate interest rate risk by executing $675 million of swaps related to multiple debt transactions, helping to lock in the Company's cost of capital;

•Launched the Company’s inaugural commercial paper program, enhancing liquidity and resulting in savings of over $1 million in 2025;
•Led the implementation of a captive insurance program to optimize insurance cost recovery and lower net premium expense; and
•Published the Company's fifth annual Sustainability Report and implemented Energy Star Portfolio Manager for emissions tracking and reporting.
The Committee determined Mr. Coughenour’s individual achievements met the maximum payout level and awarded him $100,350 for this portion of his annual incentive.
Nicole Witteveen — Chief Operating Officer
•Led the company-wide implementation of AI solutions, deploying Copilot to all team members and introducing tailored AI tools for specific departments, creating time and cost savings for the Company;
•Drove continued process enhancements for the Company’s Asset Management function to streamline and improve portfolio management capabilities, leading to year-end occupancy of 99.7%;
•Implemented a new enterprise Asset Management platform, transforming how assets are tracked, managed, and reported to improve efficiency and data accuracy;
•Drove best-in-class talent management practices, overseeing the recruitment, hiring, and onboarding of 27 new team members;
•Advanced the Company’s disposition strategy by opportunistically selling assets, totaling $44 million during the year, supported by continued improvements in processes and reporting; and
•Participated as a member of the ESG Steering Committee and led the Company's Culture Committee, driving numerous social initiatives including lunch and learns, charity sponsorships, anniversary celebrations and other events.
The Committee determined Ms. Witteveen’s individual achievements met the maximum payout level and awarded her $133,800 for this portion of her annual incentive.
Craig Erlich — Chief Growth Officer
•Led the Company’s acquisition and development efforts, with approximately $1.55 billion of capital invested in 338 high-quality retail net lease properties;
•Executed on 34 development or DFP projects completed or under construction with anticipated costs totaling a record of approximately $225 million;
•Achieved acquisition volume of $1.44 billion in 2025, up 66% from $865 million in 2024;
•Proactively engaged with retailers’ real estate and sustainability teams to advance the Company’s ESG initiatives; and
•Continued to expand and deepen relationships with retailers, leading to the execution of a number of "blend and extend" transactions.
The Committee determined Mr. Erlich’s individual achievements met the threshold payout level and awarded him $22,300 for this portion of his annual incentive.
Danielle Spehar — General Counsel
•Successfully led the due diligence and legal aspects of over 300 transactions during the year, mitigating risk and ensuring the Company continues to achieve its growth targets;
•Achieved approximately $1 million in external legal cost savings and eliminated nearly 2,000 hours of work through strategic AI adoption;
•Drove efficiencies on the Due Diligence and Legal Teams, resulting in nearly 1,000 hours of time savings and reducing average acquisition costs to less than 1% of the purchase price;
•Generated over $2.5 million in savings through tax appeals; and

•Participated as a member of the ESG Steering Committee, leading the Company’s green leasing efforts and executing over 100 green leases, resulting in Gold Level recognition from Green Lease Leaders for the third consecutive year.
The Committee determined Ms. Spehar’s individual achievements met the maximum payout level and awarded her $102,500 for this portion of her annual incentive.
Long-Term Equity Incentive Compensation. The Committee believes that share-based incentive awards, with multi-year vesting, provide a strong incentive for employees to focus on our long-term fundamentals and thereby create long-term stockholder value. These awards also assist us in maintaining a stable, continuous management team in a competitive market. The Committee historically has issued restricted stock for purposes of long-term incentive compensation, which provides significant upside incentive and aligns our officers’ interests with our stockholders, while also maintaining some down-market protection.
The grant‑date value of our Chief Executive Officer’s 2025 equity awards increased compared to 2024 primarily due to the Committee’s approval of an updated compensation framework in connection with Mr. Agree’s employment agreement signed in 2023, which included a revised equity award opportunity. In approving the 2025 equity grant, the Committee also considered Mr. Agree’s long-standing service and the importance of retaining proven leadership, and determined that a higher equity award was appropriate to further align his compensation with long‑term stockholder value creation through multi‑year, equity‑based incentives.
For awards granted during fiscal year 2025, the Compensation Committee approved a long‑term equity mix of 55% performance units and 45% restricted common stock for executives other than the Chief Executive Officer. For the Chief Executive Officer, the Committee set the long‑term equity mix at 70% performance units and 30% restricted common stock, to better align with the Company’s peer group and to promote long‑term alignment with stockholder interests.
Awards of Restricted Common Stock. The shares of restricted common stock granted to the individuals in February 2025 vest ratably over a three-year period with one-third of the shares vesting on each of the first, second, and third anniversaries of the grant date. The Committee awarded an aggregate of 49,019 shares of restricted common stock on February 23, 2025 for a total value of $3,570,054 to the named executive officers. The grant date fair value of each share was $72.83 based on the closing sales price of our common stock on February 21, 2025. The grants were as follows: Joel Agree, 26,775 shares; Peter Coughenour, 6,179 shares; Nicole Witteveen, 6,179 shares; Craig Erlich, 6,179 shares; and Danielle Spehar, 3,707 shares.
Awards of Performance Units. The Committee granted an aggregate of 89,661 performance units for a total value of $7,137,955 to the participating named executive officers on February 23, 2025. The total value of the performance units reflects the grant date fair value of the awards, determined in accordance with FASB ASC Topic 718. The number of units awarded were calculated based on the closing sales price of our common stock on the last trading day prior to the grant date of February 23, 2025, which was $72.83, which was used in determining the grant date fair value of the performance units. The grants were as follows: Joel Agree, 62,474 units; Peter Coughenour, 7,552 units; Nicole Witteveen, 7,552 units; Craig Erlich, 7,552 units; and Danielle Spehar, 4,531 units. The awards are subject to forfeiture in the event that the performance level is below threshold, as defined in the table below. The actual number of units to eventually be earned by the individuals will be calculated based on a three-year performance period beginning on January 1, 2025 and will be based on the achievement of the following performance goals:
•Position within the MSCI US REIT Index: 50% of the award is based upon the TSR percentile rank versus the MSCI US REIT index for the three-year performance period; and
•Position within the Company-defined Peer Group: 50% of the award is based upon TSR percentile rank versus a specified net lease peer group for the three-year performance period. The net lease peer group is defined as:

°	Broadstone Net Lease, Inc.	°	NETSTREIT, Corporation

°	EPR Properties	°	NNN REIT, Inc.

°	Essential Properties Realty Trust, Inc.	°	Realty Income Corporation

°	Four Corners Property Trust, Inc.	°	W.P. Carey Inc.

°	Getty Realty Corporation

The Committee structured this design to reward executives for performance relative to companies facing similar market forces and align the interests of management with stockholders by incentivizing performance that drives returns exceeding our peers. Following the three-year performance period, shares of restricted common stock will be issued correlating to the levels of achievement on the performance units: 50% at Threshold, 100% at Target, 150% at Above Target and 200% at Maximum. Achievement percentages between the threshold and target and between the target and maximum levels will be interpolated based on actual results in each category. Following the performance period, all shares earned will vest on the third anniversary of the grant date. Performance levels and corresponding award funding levels for 2025 performance units are summarized in the below table:

Performance Level	3-Year Relative TSR Positioning	% of Target Award Funded
Below Threshold	Below 25th Percentile	0%
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Above Target	75th Percentile	150%
Maximum	90th Percentile	200%
The payout will be capped at 100% if the Company’s absolute total shareholder return is negative for the performance period.

PERQUISITES AND OTHER BENEFITS
We have historically maintained a conservative approach to providing perquisites to executive officers. We provide certain named executive officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with the overall executive compensation program and will better enable us to attract and retain superior employees for key positions. These perquisites have been carefully selected to ensure that the value provided to employees is not adverse to the interests of stockholders. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. In 2025, certain of our officers were provided with an annual car allowance and associated car maintenance and fuel allowance. The Committee may revise, amend or add to each named executive officer’s perquisites and personal benefits if it deems it advisable.
Severance Payments. We currently have employment agreements with Joel Agree, Peter Coughenour, Nicole Witteveen and Craig Erlich that provide for severance payments under specified conditions. The Committee believes these agreements help to retain executives who are essential to our long-term success. See “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control” for a description of potential payments and benefits received by our named executive officers under our compensation plans and arrangements upon termination of employment or a change in control of our Company.

TIMING AND PRICING OF EQUITY AWARDS
We do not coordinate the timing of share‑based grants with the release of material non‑public information. The Compensation Committee approves all equity awards to our named executive officers on or before the grant date.
The Committee approves its annual equity grants following completion of its annual executive compensation review at its regularly scheduled executive compensation meeting, which occurs at the beginning of the following fiscal year. The effective date for annual share‑based grants is determined at each meeting and is generally the date of such meeting or shortly thereafter. The Committee generally establishes the date for its regularly scheduled meeting at least a year in advance.
Annual equity awards are typically granted in February. On occasion, the Compensation Committee may approve equity awards outside of the annual grant cycle for new hires, promotions, recognition, retention, or other purposes.

While the Compensation Committee has discretionary authority to approve equity awards outside of the annual cycle, the Committee does not have a practice or policy of granting equity awards in anticipation of the release of material non‑public information and does not time the release of material non‑public information in coordination with equity award grants in a manner intended to affect the value of executive compensation. The Committee has not granted stock options or stock appreciation rights in recent years.

STOCK OWNERSHIP GUIDELINES
To further align the interests of certain executive officers and directors with the interest of our stockholders, and to promote our commitment to sound corporate governance, the Board has adopted stock ownership guidelines. The guidelines are applicable to the Executive Chairman, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Growth Officer, General Counsel and non-employee directors.
The stock ownership guidelines provide that within three years of the date a named executive officer first becomes subject to the guidelines, or within five years of the date a non-employee director first becomes subject to the guidelines, such individual will be subject to the following guidelines, as applicable (as approved by the Board on December 12, 2025):

Covered Individual	Stock Ownership Guideline
Chief Executive Officer(1)	20x
Executive Chairman(1)	6x
Chief Financial Officer(1)	6x
Chief Operating Officer(1)	6x
General Counsel(1)	6x
Non-employee Director(2)	8x
_____________________________________________
(1)For executive officers, the stock ownership guideline is measured as a multiple of annual base compensation and requires ownership of shares of our common stock, including restricted stock, valued at a minimum of the applicable multiple of annual base compensation.
(2)For non‑employee directors, the stock ownership guideline is measured as a multiple of the cash portion of annual director compensation and requires ownership of shares of our common stock valued at a minimum of the applicable multiple of the cash portion of annual director compensation.
As of the Record Date, all of our directors and the above-referenced executive officers were either in compliance with our stock ownership guidelines or within the transition period and making progress to be compliant within the period specified by the guidelines.

Independently, certain officers and directors continued to demonstrate their confidence in the Company’s long-term value proposition and further increased their ownership position in 2025 by making open market purchases. Details of open market purchases made in 2025 and 2026 through the Record Date are listed below:

Reporting Person	Transaction Date	Shares	Weighted Average Price	Total Purchase
John Rakolta, Jr.	4/08/2025	28,080	$71.30	$2,002,104
John Rakolta, Jr.	6/11/2025	10,000	74.34	743,400
Joel Agree	8/13/2025	4,850	72.15	349,928
Joel Agree	8/14/2025	2,100	72.08	151,368
Greg Lehmkuhl	9/05/2025	750	72.84	54,630
Joel Agree	10/02/2025	3,528	70.63	249,183
Craig Erlich	10/03/2025	360	70.85	25,506
John Rakolta, Jr.	10/07/2025	25,154	70.41	1,771,093
John Rakolta, Jr.	12/24/2025	15,000	72.18	1,082,700
Richard Agree	1/09/2026	24,000	70.67	1,696,080
Peter Coughenour	1/09/2026	500	69.80	34,900
Total		114,322		$8,160,892

POLICY PROHIBITING HEDGING AND PLEDGING OF COMPANY STOCK
The Board believes that ownership of shares of the Company’s common stock by the Company’s executive officers and members of the Board promotes alignment of the interests of the Company’s stockholders with those of its leadership. The Board recognizes that transactions that are designed to hedge or offset declines in the market value of the Company’s shares of common stock can disrupt this alignment, interfere with the Company’s compensation programs and philosophies, and undermine policies regarding share ownership.
The Board also recognizes that officer and director pledging of the Company’s common stock as collateral for indebtedness can be adverse to the interests of the Company’s stockholders because it creates the risk of forced sales that depress the value of the Company’s common stock, creates risk of legal violations, and may encourage excessive risk-taking by executives and directors.
The Board has adopted an anti-hedging and pledging policy that applies to transactions in shares of the Company’s common stock and other equity securities by members of the Board, officers and employees of the Company designated by the Board as “executive officers” for the purposes of federal securities laws. Under the policy, executive officers and directors of the Company shall not, directly or indirectly:
•Purchase any financial instrument or enter into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock or other equity securities (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds); or
•Pledge, hypothecate, or otherwise encumber the Company’s common stock or other equity securities as collateral for indebtedness, including holding such shares in a margin account.

COMPENSATION RECOVERY POLICY
In December 2023, we replaced our prior clawback policy with our Compensation Recovery Policy to comply with new SEC regulations and NYSE listing standards. This Compensation Recovery Policy serves to increase transparency and discourage executives from engaging in behavior that could potentially harm the Company or its stockholders.

Our Compensation Recovery Policy is administered by our Compensation Committee and enables the Company to recover from specified current and former Company executives certain incentive-based compensation in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirements under U.S. securities laws, regardless of whether the Company or a person subject to the Compensation Recovery Policy was the cause of such restatement. Our Compensation Recovery Policy covers current and former executive officers, including all officers for purposes of Section 16 of the Exchange Act, and applies to their incentive-based compensation, that is granted, earned or vested based wholly or in part on the attainment of any Company financial reporting measure.
If the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under U.S. securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Compensation Committee shall require any executive officer covered by our Compensation Recovery Policy to reimburse or forfeit to the Company the amount of incentive-based compensation received by such executive officer based on the financial statements prior to the restatement that exceeds the amount such executive officer would have received had the incentive-based compensation been determined based on the financial restatement. The Compensation Committee will not consider the executive officer’s knowledge or responsibility related to a restatement in enforcing our Compensation Recovery Policy to recoup the amount described above.
The preceding description of our Compensation Recovery Policy is qualified by the policy itself, which was filed as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Insider Trading Policy
We maintain an Insider Trading Policy governing the purchase, sale, and other disposition of Company securities that is applicable to the Company, all of our directors, officers, employees and certain other persons with access to material nonpublic information. We believe our Insider Trading Policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable NYSE listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

TAX AND ACCOUNTING IMPLICATIONS
Deductibility of Executive Compensation. Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), provides that subject to certain exceptions, a publicly-held corporation may not deduct compensation for federal income tax purposes exceeding $1 million in any one year paid to any of its “covered employees.” For this purpose, a “covered employee” is any individual who (i) is or acts in the capacity as the principal executive officer or the principal financial officer of the publicly-held corporation at any time during the year, (ii) is one of the three other most highly compensated officers of the publicly-held corporation for the year, or (iii) was an individual listed in either of the foregoing clauses (i) or (ii) in respect of the publicly-held corporation or any predecessor in any prior year beginning after 2016. We must distribute a specified minimum percentage of our taxable income to maintain our qualification as a REIT under the Internal Revenue Code, and we are not subject to federal income tax on our REIT taxable income if and to the extent we distribute the income to our stockholders. Accordingly, to the extent we pay compensation to any of our covered employees in excess of $1 million in any year, we may have to increase the amount of our distributions to stockholders to avoid tax liability and the loss of our REIT status. This in turn may result in a larger portion of distributions being taxable to stockholders as dividend income, instead of being treated as a nontaxable return of capital to stockholders.
Nonqualified Deferred Compensation. Section 409A of the Internal Revenue Code provides that amounts deferred under nonqualified deferred compensation arrangements will be included in an employee’s income when vested unless certain conditions are met. If the certain conditions are not satisfied, amounts subject to such arrangements will upon vesting be taxable and employees will be subject to additional income tax, penalties and a further additional income tax calculated as interest on income taxes deferred under the arrangement.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this 2026 proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
COMPENSATION COMMITTEE
Gregory Lehmkuhl, Chair
Michael Judlowe
Jerome Rossi

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE FOR 2025, 2024 AND 2023
The following table sets forth information concerning the total compensation paid or earned by each of the named executive officers in 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Joel Agree	2025	$921,808	$6,923,608	$3,053,253	$59,207	$10,957,876
President and Chief Executive Officer	2024	900,000	4,577,312	2,821,794	52,590	8,351,696
	2023	895,481	4,212,330	3,063,015	55,277	8,226,103
Peter Coughenour	2025	443,423	1,051,235	655,472	39,299	2,189,429
Chief Financial Officer, Secretary	2024	423,446	1,015,794	577,408	29,559	2,046,207
	2023	378,673	421,287	576,817	18,193	1,394,970
Nicole Witteveen(4)	2025	443,423	1,051,235	669,000	39,299	2,202,957
Chief Operating Officer	2024	432,600	507,868	541,415	32,137	1,514,020
	2023	290,331	263,269	195,000	33,161	781,761
Craig Erlich(5)	2025	443,423	1,051,235	420,164	42,799	1,957,621
Chief Growth Officer	2024	432,600	1,015,794	481,594	37,429	1,967,417
	2023	430,322	1,053,061	581,258	37,623	2,102,264
Danielle Spehar	2025	407,661	630,696	351,575	42,799	1,432,731
General Counsel	2024	395,609	609,453	355,566	35,992	1,396,620
	2023	384,216	631,854	289,688	37,623	1,343,381
_____________________________________________
(1)The amounts reported represent the grant date fair value of restricted stock and performance-based units granted under the 2020 Plan (as defined below) and 2024 Plan, as applicable. Regarding the performance-based units, the amounts reported reflect the grant date fair value determined in accordance with FASB ASC Topic 718. For a discussion of the assumptions used to calculate the value of performance share awards made to named executive officers, refer to Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. The amounts that would be earned at the maximum performance level are set forth below in the Grant of Plan-Based Awards Table. The grant date fair value of the restricted stock is calculated as the closing price of our common stock as quoted on the NYSE on the grant date multiplied by the number of shares subject to the award.
(2)The amounts reported represent annual cash incentive awards under the Executive Incentive Plan or pursuant to separate determination by the Compensation Committee.
(3)For Mr. Agree, the amounts reported in 2025 represent the aggregate incremental cost to the Company of his matching Simple IRA contribution, $16,500; health insurance premiums, $22,799; and annual car allowance and associated car maintenance and fuel, $19,908. For Mr. Coughenour, the amounts reported in 2025 represent the aggregate incremental cost to the Company of his matching Simple IRA contribution, $16,500; and health insurance premiums, $22,799. For Ms. Witteveen, the amounts reported in 2025 represent the aggregate incremental cost to the Company of her matching Simple IRA contribution, $16,500; and health insurance premiums, $22,799. For Mr. Erlich, the amounts reported in 2025 represent the aggregate incremental cost to the Company of his matching Simple IRA contribution, $20,000; and health insurance premiums, $22,799. For Ms. Spehar, the amounts reported in 2025 represent the aggregate incremental cost to the Company of her matching Simple IRA contribution, $20,000; and health insurance premiums, $22,799.
(4)Ms. Witteveen was appointed Chief Operating Officer in September 2023.
(5)Mr. Erlich served as Chief Operating Officer from February 2021 to September 2023 and Chief Growth Officer beginning in September 2023.

GRANTS OF PLAN BASED AWARDS FOR 2025
The following table sets forth information concerning equity and non-equity awards granted to the named executive officers in 2025:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards; Number of Shares of Units (#)(1)	Grant Date Fair Value of Stock and Awards ($)(2)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Joel Agree(3)	2/28/2025	$695,250	$1,622,250	$3,244,500	—	—	—	—	$—
Joel Agree	2/23/2025	—	—	—	—	—	—	26,775	1,950,023
Joel Agree	2/23/2025	—	—	—	31,237	62,474	124,948	—	4,973,585
Peter Coughenour(3)	2/28/2025	223,000	446,000	669,000	—	—	—	—	—
Peter Coughenour	2/23/2025	—	—	—	—	—	—	6,179	450,017
Peter Coughenour	2/23/2025	—	—	—	3,776	7,552	15,104	—	601,218
Nicole Witteveen(3)	2/28/2025	223,000	334,500	669,000	—	—	—	—	—
Nicole Witteveen	2/23/2025	—	—	—	—	—	—	6,179	450,017
Nicole Witteveen	2/23/2025	—	—	—	3,776	7,552	15,104	—	601,218
Craig Erlich(3)	2/28/2025	223,000	334,500	669,000	—	—	—	—	—
Craig Erlich	2/23/2025	—	—	—	—	—	—	6,179	450,017
Craig Erlich	2/23/2025	—	—	—	3,776	7,552	15,104	—	601,218
Danielle Spehar(3)	2/28/2025	102,500	205,000	410,000	—	—	—	—	—
Danielle Spehar	2/23/2025	—	—	—	—	—	—	3,707	269,981
Danielle Spehar	2/23/2025	—	—	—	2,266	4,531	9,062	—	360,715
_____________________________________________
(1)The equity awards set forth in this column reflect restricted stock granted in 2025. Awards vest in equal annual installments over a three-year period from February 23, 2025, the date of the grant. Awards set forth in this column were granted under the 2024 Plan. Cash dividends are paid on the restricted stock during the vesting period.
(2)The amounts reported in this column represent the full value of the stock awards granted in 2025 and have been granted in accordance with the 2024 Plan. Mr. Agree’s award consists of 30% restricted common stock and 70% performance-based units. The awards for Mr. Coughenour, Ms. Witteveen, Mr. Erlich and Ms. Spehar consist of 45% restricted common stock and 55% performance-based units. The restricted common stock awards are subject to time-based vesting provisions over a three-year period. The performance-based units are subject to a performance-based measurement period of three years and all shares earned vest three years after the date of the grant. The amounts reported for the performance-based units assume the achievement of target performance levels.
(3)Represents possible payouts under the Company’s Executive Incentive Plan. Actual bonuses earned for 2025 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2025, 2024 and 2023.
Narrative Disclosure of Summary Compensation Table for 2025, 2024 and 2023 and Grants of Plan-Based Awards Table for 2025
Ms. Spehar has served as General Counsel since February 2019. The compensation reflected in the Summary Compensation Table for 2025, 2024 and 2023 above is based on the Compensation Committee’s review of peer group benchmarking for similar positions on an annual basis.
For a discussion of the material terms of the employment agreements of Joel Agree, Peter Coughenour, Craig Erlich, and Nicole Witteveen, see “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control — Employment Agreements” discussion below.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2025
The following table sets forth information on the holdings of unvested stock awards by the named executive officers as of December 31, 2025. No stock options are outstanding.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Joel Agree	2/23/2025	54,721	3,941,554	62,474	$4,500,002
	2/23/2024	27,727	1,997,176	46,948	3,381,664
	2/23/2023	8,189	589,854	30,026	2,162,773
	2/23/2022	11,178	805,151	—	—
	2/23/2021	5,423	390,619	—	—
Peter Coughenour	2/23/2025	6,179	445,073	7,552	543,971
	2/23/2024	5,216	375,708	9,564	688,895
	2/23/2023	819	58,993	3,003	216,306
	2/23/2022	576	41,489	—	—
	2/23/2021	140	10,084	—	—
Nicole Witteveen	2/23/2025	6,179	445,073	7,552	543,971
	2/23/2024	2,608	187,854	4,782	344,447
	2/23/2023	511	36,807	1,877	135,200
	2/23/2022	1,631	117,481	—	—
	2/23/2021	185	13,326	—	—
Craig Erlich	2/23/2025	9,772	703,877	7,552	543,971
	2/23/2024	5,437	391,627	9,564	688,895
	2/23/2023	2,047	147,445	7,506	540,657
	2/23/2022	1,436	103,435	—	—
	2/23/2021	174	12,533	—	—
Danielle Spehar	2/23/2025	6,102	439,527	4,531	326,368
	2/23/2024	3,859	277,964	5,738	413,308
	2/23/2023	1,228	88,453	4,504	324,423
	2/23/2022	958	69,005	—	—
	2/23/2021	464	33,422	—	—
_____________________________________________
(1)Shares of restricted stock and performance units granted under the 2020 Plan and 2024 Plan, as applicable, vest in the following years. Performance units are subject to a performance-based measurement period of three years. For performance units granted in 2023, 2024 and 2025, following the performance period, all shares earned will vest three years after the grant date. For performance units granted prior to 2023, following the performance period, one-third of the shares earned will vest ratably over a three-year period, with the initial vesting occurring immediately following the conclusion of the performance period such that all awards vest within five years of the award date. Regarding the performance-based units, the amounts reported assume the achievement of target performance levels. In February 2026, the Compensation Committee certified that the 2023 performance unit awards were earned at 133% of target given the Company’s three-year total shareholder return performance was in the 62nd percentile of the MSCI US REIT Index and in the 71st percentile of the Company-defined Peer Group. Shares of restricted stock granted in 2023, 2024 and 2025 vest in equal installments over a three-year period from the date of grant. Shares of restricted stock granted prior to 2023 vest in equal installments over a five-year period from the date of grant.

	2026	2027	2028
Joel Agree	89,419	85,868	71,399
Peter Coughenour	8,918	14,520	9,611
Nicole Witteveen	7,089	8,625	9,611
Craig Erlich	17,131	16,746	9,611
Danielle Spehar	11,403	10,215	5,766
_____________________________________________
(2)Based upon the closing price of our common stock on the NYSE on December 31, 2025 of $72.03.

OPTION EXERCISES AND STOCK VESTED IN 2025
The following table sets forth information on the shares of restricted stock and performance units or shares held by the named executive officers that vested during 2025. No stock options are outstanding.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Joel Agree	65,852	$4,796,001
Peter Coughenour	3,950	287,679
Nicole Witteveen	3,231	235,752
Craig Erlich	8,474	617,752
Danielle Spehar	6,025	438,801
_____________________________________________
(1)The value realized is based on the number of shares of stock that vested on the vesting date multiplied by the closing price of our common stock on the NYSE on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
The following section describes and quantifies potential payments and benefits to the named executive officers as of December 31, 2025, under our compensation and benefit plans and arrangements upon termination of employment or a change in control of our Company.
Joel Agree, Peter Coughenour, Craig Erlich and Nicole Witteveen are subject to employment agreements with us that provide certain benefits in the event of the termination of their employment or a change in control. In addition, certain of our compensatory plans contain provisions applicable to all of our named executive officers, regarding the acceleration of vesting and payment upon specified termination events, including in connection with a change in control.

COMPANY INCENTIVE COMPENSATION PLANS
2024 Omnibus Incentive Plan
Our named executive officers, employees, directors and consultants receive awards under the 2024 Plan, which provides for specified treatment upon a termination for certain events.
The occurrence of a change in control will not automatically cause outstanding awards granted under the 2024 Plan to vest. If outstanding awards are not assumed or substituted, such awards will vest upon a change in control with any performance awards vesting at their target levels. Further, to the extent outstanding awards are assumed or substituted, if a grantee’s service is terminated without cause or a grantee terminates for good reason within two years following a change in control, such outstanding awards will vest.
2020 Omnibus Incentive Plan
Prior to the adoption of the 2024 Plan, shares were granted under the 2020 Omnibus Incentive Plan (the “2020 Plan”) which provided for specified treatment upon a termination for certain events. Immediately following the termination of the participant’s employment for any reason, any unvested shares of restricted stock are forfeited, as well as any unpaid dividends on such shares. Additionally, under the 2020 Plan, any unvested performance units are also forfeited upon termination of employment. Under the 2020 Plan, the unvested shares of restricted stock and unvested performance awards (at target) immediately vest in the event our stockholders approve an agreement to merge, consolidate, liquidate or sell all, or substantially all, of our assets. The Compensation Committee is authorized to accelerate the vesting of restricted stock at any time.
The occurrence of a change in control will not automatically cause outstanding awards granted under the 2020 Plan to vest. If outstanding awards are not assumed or substituted, such awards will vest upon a change in control with any performance awards vesting at their target levels. Further, to the extent outstanding awards are assumed or substituted, if a participant’s service is terminated without cause or a participant terminates for good reason within two years following a change in control, such outstanding awards will vest.

EMPLOYMENT AGREEMENTS
Chief Executive Officer and President — Joel Agree
On October 1, 2023, the Company entered into an employment agreement with Joel Agree to extend Mr. Agree’s term as President and Chief Executive Officer of the Company (the “Agree Agreement”). The Agree Agreement has no fixed expiration date.
Under the Agree Agreement, the Compensation Committee shall review Mr. Agree’s salary at least annually to determine whether Mr. Agree’s salary and benefits shall be adjusted based on such criteria as the Compensation Committee shall from time to time establish.
Upon any termination, Mr. Agree will receive a payment in cash of salary and other benefits earned and accrued prior to the date of termination. Except as set forth below or required by law, all other benefits and unvested securities of the Company will be forfeited as of the termination date.
In the event of termination of the Agree Agreement because of Mr. Agree’s death or Disability (as defined in the Agree Agreement), he (or his estate) will receive (i) salary and other benefits earned and accrued prior to the termination date, including reimbursement for expenses, (ii) the prorated portion of the Annual Bonus (as defined in the Agree Agreement) at “target” level for the year in which the termination occurs, (iii) elimination of any exclusively time vesting conditions on any restricted stock, stock option or other equity awards held by Mr. Agree to the extent unvested, and (iv) in the event of Mr. Agree’s death, (a) a cash payment equal to two months of salary payable no later than 10 days after termination and (b) continuation to Mr. Agree’s spouse and dependents of fully paid health insurance under the Company’s health plans and programs applicable to senior executives during the one-year period following the date of termination.
If Mr. Agree’s employment is terminated by the Company for any reason other than death, Disability or Cause (as defined in the Agree Agreement), or by Mr. Agree for Good Reason (as defined in the Agree Agreement), the Company shall pay to Mr. Agree (i) any accrued but unpaid salary and accrued but unused vacation, (ii) reimbursement of expenses incurred but unpaid prior to termination, (iii) a cash payment equal to 200% of his base salary, (iv) a cash payment equal to 200% of Mr. Agree’s average Annual Bonus for the three years immediately preceding the year of termination, (v) vesting of any restricted stock, stock option or other equity awards held by Mr. Agree to the extent unvested, including any performance awards at target and (vi) for a period of one year after termination, health benefits under the Company’s health plans and programs applicable to senior executives of the Company.
If a Change in Control (as defined in the Agree Agreement) occurs prior to the end of the employment period and Mr. Agree is terminated by the Company for reasons other than death, Disability or Cause, or Mr. Agree terminates employment for Good Reason, the Company will pay to Mr. Agree, (i) any accrued but unpaid salary and accrued but unused vacation, (ii) reimbursement of expenses incurred but unpaid prior to termination, (iii) a cash payment equal to 300% of his base salary, (iv) a cash payment equal to 300% of his average Annual Bonus for the three years immediately preceding the year of the termination, (v) vesting of any restricted stock, stock option or other equity awards held by Mr. Agree to the extent unvested, including any performance awards at target, (vi) for a period of one year after termination, health benefits under the Company’s health plans and programs applicable to senior executives of the Company and (vii) a prorated Annual Bonus at “target” level for the year in which his employment is terminated.
If Mr. Agree is terminated for Cause (as defined in the Agree Agreement) or Mr. Agree terminates his employment without Good Reason, the Company will pay him in cash the salary and other benefits (excluding any Annual Bonus not yet paid) earned and accrued prior to the date of termination, including reimbursement for expenses. If he is terminated by the Company for Cause or voluntarily terminates his employment, Mr. Agree will be subject to non-compete and non-solicitation provisions for one year following the date of termination. In addition, the Agree Agreement contains customary confidentiality provisions.

Chief Financial Officer and Secretary — Peter Coughenour
Under the terms of a letter agreement dated January 5, 2022 (the “Coughenour Agreement”), Peter Coughenour is employed as the Company’s Chief Financial Officer and Secretary. Under the Coughenour Agreement, Mr. Coughenour is entitled to receive a base salary of $350,000, subject to annual review by the Compensation Committee, and participate in all benefit programs generally available to the Company’s executive officers, including any equity incentive plan or bonus plan. Mr. Coughenour is eligible to receive (1) a target annual bonus of 100% of his base salary based on attainment of performance targets, up to a maximum value of 150% and a threshold value of 50%, and (2) target long-term incentive compensation equal to a grant date fair market value of 114% of his base salary to be awarded in restricted stock and performance awards.
Under the Coughenour Agreement, if Mr. Coughenour were terminated without Cause (as defined therein) due to or within one year following a Change in Control (as defined therein), he would receive a cash amount equal to the sum of (i) 100% of his current annual base salary, (ii) 100% of his annual cash incentive award for the previous fiscal year and (iii) any long-term incentive compensation for the year in which the termination occurs will be considered earned at the target level and immediately vested. Mr. Coughenour would not receive any severance following a change in control in the event he were retained by a successor organization for one year substantially on the same terms as set forth under the Coughenour Agreement.
If Mr. Coughenour’s employment were terminated by the Company for Cause, he would not be entitled to any severance payments, and he would forfeit any unvested securities of the Company. If Mr. Coughenour’s employment were terminated by the Company without Cause or by him with Good Reason (as defined therein), he will (i) receive a severance amount equal to 100% of his annual base salary, (ii) be deemed to have vested in a pro rata portion of the restricted stock, including any restricted shares awarded at the end of a performance period pursuant to performance awards, set forth in the letter agreement, based on the number of completed years of service since the start date and (iii) be released from his post-employment non-competition covenant.
The Coughenour Agreement conditions the receipt of severance payments on Mr. Coughenour’s compliance with his post-employment obligations, which include confidentiality, non-solicitation and non-compete obligations.
Chief Growth Officer — Craig Erlich
Under the terms of a letter agreement dated June 18, 2020 (as amended, the “Erlich Agreement”), Craig Erlich was employed as our Chief Investment Officer beginning August 19, 2020 and remained in this role until his February 2021 appointment as Chief Operating Officer and assumed the role of Chief Growth Officer in September 2023. The Erlich Agreement provided for a base salary of $350,000, subject to adjustment, and provided him with eligibility to receive an annual cash incentive award of 62.5% to 87.5% of his base salary, subject to performance hurdles determined by the Company, and an annual grant of restricted stock and performance units valued at 62.5% to 87.5% of his base salary. He was also entitled to an equity signing bonus in the form of a grant of restricted stock in the value of $300,000.
Under the Erlich Agreement, if Mr. Erlich is terminated without Cause (as defined therein) due to or within one year following a Change in Control (as defined therein), he will receive a cash amount equal to the sum of (i) 100% of his current annual base salary, (ii) 100% of his annual cash incentive award for the previous fiscal year and (iii) any long-term incentive compensation for the year in which the termination occurs will be considered earned at the target level and immediately vested.
The Erlich Agreement conditions the receipt of severance payments on Mr. Erlich’s compliance with his post-employment obligations, which include confidentiality, non-solicitation and non-compete obligations.
Chief Operating Officer — Nicole Witteveen
Under the terms of a letter agreement dated February 6, 2026 (the “Witteveen Agreement”), Nicole Witteveen is employed as the Company’s Chief Operating Officer. Under the Witteveen Agreement, Ms. Witteveen is entitled to receive a base salary of $446,000, subject to annual review by the Compensation Committee, and participate in all benefit programs generally available to the Company’s executive officers, including any equity incentive plan or bonus plan. Ms. Witteveen is eligible to receive an annual incentive award and long-term incentive award, in each case, subject to the performance hurdles determined by the Compensation Committee.
Under the Witteveen Agreement, if Ms. Witteveen were terminated without Cause (as defined therein) due to or within one year following a Change in Control (as defined therein), she would receive a cash amount equal to the sum of (i) 100% of her current annual base salary, (ii) 100% of her annual cash incentive award for the previous fiscal year and (iii) any long-term incentive compensation for the year in which the termination occurs will be considered earned at the target level and immediately vested. Ms. Witteveen would not receive any severance following a change in control in the event she were retained by a successor organization for one year substantially on the same terms as set forth under the Witteveen Agreement.
If Ms. Witteveen’s employment were terminated by the Company for Cause, she would not be entitled to any severance payments, and she would forfeit any unvested securities of the Company. If Ms. Witteveen‘s employment were terminated by the Company without Cause or by her with Good Reason (as defined therein), she will (i) receive a severance amount equal to 100% of her annual base salary, (ii) be deemed to have vested in a pro rata portion of the restricted stock, including any restricted shares awarded at the end of a performance period pursuant to performance awards, set forth in the letter agreement, based on the number of completed years of service since the start date and (iii) be released from her post-employment non-competition covenant.
The Witteveen Agreement conditions the receipt of severance payments on Ms. Witteveen‘s compliance with her post-employment obligations, which include confidentiality, non-solicitation and non-compete obligations.

CHANGE IN CONTROL/SEVERANCE PAYMENT TABLES
The following table estimates the potential payments and benefits to named executive officers upon termination of employment or a change in control, assuming such event occurs on December 31, 2025. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table. Unless otherwise noted below, such severance benefits are provided in the respective employment agreements.
Items Not Reflected in Table
The following items are not reflected in the table set forth below:
•Accrued and unpaid salary, bonus and vacation.
•Costs of COBRA or any other mandated governmental assistance program to former employees.
•Welfare benefits provided to all salaried employees.

Named Executive Officer	Base Salary	Bonus	Early Vesting of Stock Awards		Other(3)	Total
Joel Agree
Death or Disability	$154,500	$811,125	$7,724,353		$22,799	$8,712,777
Change in Control	2,781,000	9,758,434	17,768,793	(2)	22,799	30,331,026
Other (except for cause)	1,854,000	5,964,873	17,768,793		22,799	25,610,465
Peter Coughenour
Change in Control(1)	446,000	2,077,408	2,380,519	(2)	—	4,903,927
Other (except for cause)	446,000	—	20,745		—	466,745
Nicole Witteveen
Change in Control	—	—	1,824,160	(2)	—	1,824,160
Craig Erlich
Change in Control(1)	446,000	1,481,594	3,132,441	(2)	—	5,060,035
Danielle Spehar
Change in Control	—	—	1,972,470	(2)	—	1,972,470
_____________________________________________
(1)All amounts (except for amounts included in “Early Vesting of Stock Awards”) represent enhanced cash severance in the event of a termination in the first 12 months following a change in control per the employment agreements.
(2)Reflects accelerated vesting of restricted stock and performance-based units in the event of a termination in the first 24 months following a change in control under the 2020 Plan or 2024 Plan, as applicable, with the number of performance-based units calculated at target. Similarly, such acceleration would occur immediately upon a change in control if outstanding awards are not assumed or substituted.
(3)Represents payment of health benefits of executive.
(4)Nicole Witteveen entered into an amended employment agreement on February 6, 2026; therefore, the table reflects the severance arrangements in effect as of December 31, 2025.

PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Joel Agree, our President and Chief Executive Officer. The Company’s Chief Executive Officer to median employee pay ratio was calculated in accordance with SEC requirements. However, due to the flexibility afforded in calculating the pay ratio, the ratio presented herein is a reasonable estimate and may not be comparable to the pay ratio presented by other companies.
The Company identified the median employee by examining 2025 compensation for all employees of the Company excluding the President and Chief Executive Officer. We determined our median employee compensation, based on total compensation including base salary, bonuses earned, incentive stock granted and health care premiums for each of our 90 employees, excluding Mr. Joel Agree, as of December 31, 2025, to be $127,044. As disclosed in the Summary Compensation Table for 2025, 2024 and 2023, our current Chief Executive Officer’s annual total compensation for 2025 was $10,957,876. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer and President to the median of the annual total compensation of all other employees was 86 to 1.
The compensation measure described above was consistently applied to this entire employee population. The Company did not make any assumptions, adjustments or estimates with respect to the employee population or the compensation measure and did not annualize the compensation for any employees that were not employed by the Company for all of 2025.

PAY VERSUS PERFORMANCE
The following table provides information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (thousands)(7)	AFFO (per diluted common share and partnership unit)(8)
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$10,957,876	$13,532,208	$1,945,685	$2,268,724	$133.62	$137.53	$204,989	$4.33
2024	8,351,696	13,525,810	1,731,066	2,358,517	125.35	133.59	189,832	4.14
2023	8,226,103	5,888,290	1,405,594	1,234,150	106.97	122.84	170,547	3.95
2022	7,656,072	9,778,145	1,048,261	1,110,318	115.13	108.00	153,035	3.83
2021	7,341,625	8,465,147	825,199	508,644	111.26	143.06	122,876	3.51
_____________________________________________
(1)The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Agree (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table for 2025, 2024 and 2023. Refer to “Executive Compensation Tables — Summary Compensation Table for 2025, 2024 and 2023.”
(2)The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Agree, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Agree during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Agree’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2025	$10,957,876	$(6,923,608)	$9,497,940	$13,532,208
2024	8,351,696	(4,577,312)	9,751,426	13,525,810
2023	8,226,103	(4,212,330)	1,874,517	5,888,290
2022	7,656,072	(3,666,730)	5,788,803	9,778,145
2021	7,341,625	(3,469,080)	4,592,602	8,465,147
_____________________________________________
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for 2025, 2024 and 2023 for the applicable year.
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted During the Year That are Outstanding and Unvested as of the End of the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$6,867,797	$1,778,624	$156,728	$694,791	$9,497,940
2024	6,944,885	2,630,519	(302,551)	478,573	9,751,426
2023	3,152,283	(1,999,494)	140,175	581,553	1,874,517
2022	4,562,604	1,182,878	(468,543)	511,864	5,788,803
2021	3,963,450	124,045	(96,376)	601,483	4,592,602
_____________________________________________
(3)The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Agree) in the “Total” column of the Summary Compensation Table for 2025, 2024 and 2023 in each applicable year. The names of each of the NEOs (excluding Mr. Agree) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, 2024, 2023, and 2022 Peter Coughenour, Craig Erlich, Danielle Spehar, and Nicole Witteveen; (ii) for 2021, Peter Coughenour, Craig Erlich, Simon Leopold, Danielle Spehar, Clayton Thelen and Nicole Witteveen.
(4)The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Agree), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Agree) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Agree) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$1,945,685	$(946,100)	$1,269,140	$2,268,724
2024	1,731,066	(787,227)	1,414,678	2,358,517
2023	1,405,594	(592,368)	420,924	1,234,150
2022	1,048,261	(256,408)	318,465	1,110,318
2021	825,199	(343,954)	27,399	508,644
_____________________________________________
(a)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted During the Year That are Outstanding and Unvested as of the End of the Year	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Average Total Equity Award Adjustments
2025	$937,910	$256,659	$13,192	$—	$61,379	$1,269,140
2024	1,175,542	209,822	(8,778)	—	38,092	1,414,678
2023	487,138	(86,237)	(1,612)	—	21,635	420,924
2022	312,359	(589)	(8,771)	—	15,466	318,465
2021	108,261	6,572	(1,852)	(95,249)	9,667	27,399
_____________________________________________
(5)Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: MSCI US REIT (RMZ) Index.
(7)The dollar amounts reported represent the amount of net income reflected in the Company’s audited consolidated financial statements for the applicable year.
(8)The Company defines AFFO as net income computed in accordance with GAAP, excluding certain non-cash and infrequently occurring items, specifically, (i) depreciation of real-estate and non-real estate assets; (ii) amortization of acquisition related lease intangibles and leasing costs; (iii) provision for impairment; (iv) gains (or losses) from sales of real estate assets and/or changes in control; (v) loss on extinguishment of debt and settlement of related hedges; (vi) straight-line accrued rent; (vii) stock-based compensation expense; (viii) amortization of financing fees and original issue discounts; and (ix) certain other items that reduce or increase net income in accordance with GAAP. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined AFFO (per diluted common share and partnership unit) is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to Company performance.
Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on the objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•AFFO per share

•Relative Total Shareholder Return
•Net Debt to Annualized Recurring EBITDA
Analysis of the Information Presented in the Pay Versus Performance Table
The Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table, including “compensation actually paid”, as required by Item 402(v) of Regulation S-K. The Compensation Committee has not previously used or considered “compensation actually paid” as computed in accordance with Item 402(v) of Regulation S-K to set NEO target pay or align our NEO compensation to Company performance. See “Compensation Discussion and Analysis” for a discussion of how the Compensation Committee designs our executive compensation program and sets NEO target pay.
The charts below compare (i) the compensation actually paid to our PEO and the average of the compensation actually paid to our non-PEO NEOs, with (ii) our cumulative TSR, (iii) the MSCI US REIT Index TSR, (iv) our AFFO Per Share, and (v) our net income in each case, for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025.

AUDIT-RELATED MATTERS

REPORT OF THE AUDIT COMMITTEE
Management is responsible for the Company’s financial statements, internal controls, accounting and financial reporting processes and compliance with applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and an independent audit of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the PCAOB, and for expressing their opinions thereon. The Audit Committee’s responsibility is to provide general oversight of the foregoing matters, as well as to engage the Company’s independent registered public accounting firm and establish the terms of retention. The Audit Committee is governed by a charter, a copy of which is available on our website at www.agreerealty.com/corporate-governance.
Review and Discussions with Management and Independent Accountants. In this context, the Audit Committee has met and held discussions with management and Grant Thornton, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Grant Thornton. The Audit Committee discussed with Grant Thornton the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
Grant Thornton also provided to the Audit Committee the written disclosures and letter from Grant Thornton required by the applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Grant Thornton its independence with respect to the Company. The Audit Committee has reviewed the original proposed scope of the annual audit of the Company’s financial statements and the associated fees and any significant variations in the actual scope of the audit and fees. See “Audit Committee Matters” for additional information regarding the Audit Committee’s pre-approval policies and procedures for audit and non-audit services provided by Grant Thornton.
Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
AUDIT COMMITTEE
Karen Dearing, Chair
Merrie Frankel
Michael Hollman

AUDIT COMMITTEE MATTERS
Pre-Approval Policies and Procedures for Audit and Non-Audit Services
In accordance with Audit Committee policies and procedures and applicable law, the Audit Committee must pre-approve all services to be provided by its independent registered public accounting firm. In determining whether to pre-approve such services, the Audit Committee must consider whether the provision of such services is consistent with the independence of such accountants. The Audit Committee generally provides pre-approvals at its regularly scheduled meetings. The Audit Committee has delegated to its chairperson, Karen Dearing, the authority to grant pre-approvals of non-audit services between regularly scheduled meetings of the Audit Committee, provided that any such pre-approval by the chairperson shall be reported to the Audit Committee at its next scheduled meeting. However, pre-approval of non-audit services is not required if (1) the aggregate amount of non-audit services is less than 5% of the total amount paid by us to the auditor during the fiscal year in which the non-audit services are provided; (2) such services were not recognized by us as non-audit services at the time of the engagement; and (3) such services are promptly brought to the attention of the Audit Committee and, prior to completion of the audit, are approved by the Audit Committee or by one or more Audit Committee members who have been delegated authority to grant approvals.
Fees Paid to Independent Registered Public Accounting Firms
Grant Thornton audited and reported on the Company’s financial statements for the years ended December 31, 2025 and 2024. The following table sets forth the fees paid to Grant Thornton for audit and other services relating to 2025 and 2024. All such fees paid to Grant Thornton were approved in conformity with the pre-approval policies and procedures noted above.

	2025	2024
Audit Fees	$966,000	$956,025
Audit-Related Fees	31,500	—
Tax Fees	—	—
All Other Fees	—	—
	$997,500	$956,025
Audit Fees. Audit Fees consist of fees and expenses billed for professional services rendered to audit financial statements, assess effectiveness of internal control over financial reporting, review interim consolidated financial statements, review registration statements and prepare comfort letters, services that are normally provided in connection with statutory and regulatory filings or engagements.

PROPOSALS

PROPOSAL 1 — ELECTION OF DIRECTORS
Pursuant to the Bylaws, the directors are required to be divided into three classes serving three-year staggered terms. At the 2026 Annual Meeting, two directors will be elected to serve until the annual meeting of stockholders in 2029, or until such director’s earlier resignation, retirement or other termination of service, and, in the case of a holdover director, until his or her successor is duly elected and qualified.
The Board has nominated John Rakolta, Jr. and Jerome Rossi whose terms expire at the 2026 Annual Meeting, to serve until the annual meeting of stockholders in 2029. The Board has affirmatively concluded that John Rakolta, Jr. and Jerome Rossi are independent under the applicable rules of the NYSE.
Each nominee has consented to serve his or her term until his or her successor has been duly elected and qualified, if elected by the stockholders. If any nominee becomes unable or unwilling to serve between the date of this proxy statement and the 2026 Annual Meeting, the Board may designate a new nominee and the persons named as proxies by the Board will vote for that substitute nominee. Alternatively, the Board may reduce the size of the Board.
The Board recommends that you vote “FOR” the election of its director nominees.
The following table sets forth the director nominees and continuing directors of the Board:

Name	Age	Title	Term Ending
John Rakolta, Jr.(1)	78	Independent Director	2026
Jerome Rossi(1)	82	Independent Director	2026
Richard Agree	82	Executive Chairman of the Board and Director	2027
Karen Dearing	61	Independent Director	2027
Linglong He	61	Independent Director	2027
Michael Hollman	45	Independent Director	2027
Joel Agree	47	Chief Executive Officer and Director	2028
Michael Judlowe	60	Independent Director	2028
Gregory Lehmkuhl	53	Independent Director	2028
_____________________________________________
(1)Standing for re-election to a three-year term.
The biographical descriptions below set forth certain information with respect to the director nominees and continuing directors of the Board. The Board has identified specific attributes of each director that the Board has determined qualify that person for service on the Board.
Ambassador John Rakolta, Jr. (Ret.) was reappointed to the Board in February 2021 and previously served as a director from August 2011 until his confirmation as United States Ambassador to the United Arab Emirates in September 2019. He currently serves as Chairman of Walbridge, a privately held construction and engineering company that has grown over multiple decades into one of the largest firms in its sector, with a strong reputation for disciplined capital allocation, operational excellence, and long-term value creation. Mr. Rakolta brings to the Board extensive experience in leading complex, capital‑intensive businesses, deep familiarity with capital markets, and a longstanding focus on governance, strategy, and shareholder alignment. In addition to his business leadership, he recently served as United States Commissioner General for Expo Dubai 2020 and as United States Ambassador to the United Arab Emirates, where he worked extensively on international trade, economic development, and large‑scale investment initiatives. Mr. Rakolta currently serves on the Board of Directors of Business Leaders for Michigan, the Richard Nixon Foundation, and as a Trustee of the Washington Institute for Near East Policy. In June 2023, he was appointed by Governor Gretchen Whitmer as Chair of the Growing Michigan Together Council, a bipartisan effort focused on long‑term economic growth and competitiveness. Mr. Rakolta holds a Bachelor of Science degree in Civil Engineering from Marquette University.

The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Rakolta, in light of the combination of his executive leadership, capital markets perspective, public service, and governance experience that provides valuable insight and independent judgment, particularly as the Company continues to focus on disciplined growth, capital allocation, and long‑term shareholder value creation, to continue to serve as a director of the Board.
Jerome Rossi has been a Director of our Company since January 2015. Mr. Rossi currently serves as the Chief Executive Officer of R&R Consulting and previously served as the Chairman of Gabe’s Stores, a private fashion discount retailer. Mr. Rossi was formerly Senior Executive Vice President and Group President of The TJX Companies from 2005 until January 2015. He served as Chief Operating Officer of HomeGoods from 2000 to 2005, Executive Vice President and Chief Operating Officer of The Marmaxx Group from 1995 to 2000 and President and Chief Executive Officer of Marshalls from 1990 to 1995. Mr. Rossi began his career in 1967 as a Certified Public Accountant with Arthur Young & Co. Mr. Rossi currently serves on the Board of Directors of Home Base, the Board of Advisors at Bentley College, the Board of Directors at Bethany Hill School, the Board of Overseers at Newton Wellesley Hospital, the Board of Overseers at Beth Israel Hospital and the Board of Directors of The National Domestic Violence Hotline.
The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Rossi, in light of his extensive career as a senior executive, deep knowledge of retail real estate and retail operations, strong leadership capabilities and public company experience, to continue to serve as a director of the Board.
Richard Agree has been the Executive Chairman of the Board since January 2013. From December 1993 until January 2013, he was our Chief Executive Officer and Chairman of the Board. Prior thereto, he worked as managing partner of the general partnerships which held our properties prior to the formation of our Company and the initial public offering and was President of the predecessor company since 1971. Mr. Richard Agree has managed and overseen the development of over eight million square feet of retail real estate during the past 50 years. He is a graduate of the Detroit College of Law, a member of the State Bar of Michigan and the International Council of Shopping Centers. Mr. Richard Agree is the father of Mr. Joel Agree, our Chief Executive Officer and one of our Directors.
The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Richard Agree, in light of his extensive company-specific, operational, market and finance experience as the founder and former Chief Executive Officer of our Company, his leadership abilities and his expertise in the ownership, development, acquisition and management of retail real estate net leased to national tenants, to continue to serve as a director of the Board.
Karen Dearing was appointed to the Board in December 2020. She served as Sun Communities Inc.’s (“Sun Communities”) (NYSE: SUI) Chief Financial Officer, Treasurer and Secretary from 2008 to April 2022 and as a Senior Advisor of Sun Communities’ investments in the United Kingdom until January 2025. In her roles, she was responsible for the overall management of the information technology, accounting, tax and finance departments, and all internal and external financial reporting. Prior to becoming Chief Financial Officer and Executive Vice President, Ms. Dearing served as Senior Vice President of Sun Communities from 2006 to 2008, Corporate Controller from 2002 to 2006 and Director of Finance from 1998 to 2002. Ms. Dearing has worked extensively on Sun Communities’ accounting and finance matters related to its ground-up developments and expansions. Before joining Sun Communities, Inc., Ms. Dearing had over seven years of experience as the Financial Controller of a privately-owned automotive supplier and over four years of experience as a certified public accountant with Deloitte. Ms. Dearing holds a B.S. in accounting from Michigan State University. She is a Certified Public Accountant and a member of AICPA and MICPA.
The Board has determined that it is in the best interests of our Company and our stockholders for Ms. Dearing, in light of her corporate accounting expertise and finance and real estate experience, to continue to serve as a director of the Board.

Linglong He was appointed to the Board effective January 1, 2024. Ms. He has over 25 years of experience in technology and leadership. Ms. He retired from her executive roles at Rocket Companies, Inc. (“Rocket Companies”) in December 2025. Prior to her retirement, Ms. He served as the Chief Leadership Advisor and Interim Chief Data Officer of Rocket Companies (NYSE: RKT), a financial technology and consulting company. Before serving as Chief Leadership Advisor, Ms. He served as Rocket Central’s President and Chief Operating Officer from March 2020 until February 2022. From June 2010 to March 2020, Ms. He served as the Chief Information Officer of Rocket Mortgage, one of the nation’s largest mortgage lenders. Ms. He earned her Master’s degree in Software Engineering from the University of St. Thomas and a Master’s degree in Civil Engineering from Wuhan University. She obtained an undergraduate degree from Hohai University.
The Board has determined that it is in the best interests of our Company and our stockholders for Ms. He, in light of her technology and leadership expertise, to continue to serve as a director of the Board.
Michael Hollman was appointed to the Board in August 2020. He currently serves as SVP, Treasurer and Head of Strategic Finance at Hilton, a position he has held since 2020. In this role, he oversees the Corporate Finance, Corporate Strategy and Global Treasury teams, and is responsible for a wide variety of activities and initiatives, including public market offerings, capital allocation, cash management, business development and Mergers & Acquisitions. Prior to becoming Treasurer, Mr. Hollman served as Vice President of Mergers & Acquisitions and Capital Markets from 2017 to 2020. Before joining Hilton, Mr. Hollman worked in investment banking, specializing in the real estate and lodging sectors. He most recently served as a Director of the Real Estate and Lodging Investment Banking Group at Citigroup from 2013 to 2017, and previously held similar roles at UBS Investment Bank from 2004 to 2013. Prior to banking, Mr. Hollman was a management consultant at Kurt Salmon Associates, now a part of Accenture Strategy, from 2004 to 2007, where he was responsible for the development and execution of strategic initiatives and supply chain-related projects for consumer product and retail companies. He currently serves on the Board of Directors and as the Treasurer on the executive committee of DC Central Kitchen. He received a B.S. in Industrial Engineering from the Georgia Institute of Technology with honors and an M.B.A. from Columbia Business School.
The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Hollman, in light of his corporate finance and investment banking experience, to continue to serve as a director of the Board.
Joel Agree has been our President and a Director since June 2009. He was appointed as Chief Executive Officer in January 2013, and from June 2009 to that date he served as Chief Operating Officer. Prior to being promoted to President and Chief Operating Officer, from January 2006 to June 2009, Mr. Joel Agree served as our Executive Vice President. He is a member of the State Bar of Michigan and the International Council of Shopping Centers. He holds a Juris Doctor degree from Wayne State University Law School and a Bachelor of Arts degree in Political Science from the University of Michigan. Joel Agree is the son of Richard Agree, our Executive Chairman.

The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Joel Agree, in light of his day-to-day company-specific operational, management and market experience through his position as President and Chief Executive Officer of our Company, to continue to serve as a director of the Board.
Michael Judlowe has been a Director of our Company since September 2021. Mr. Judlowe most recently served as Chairman of Jefferies’ (NYSE: JEF) US Real Estate, Gaming and Lodging investment banking practice from June 2019 to March 2021. Mr. Judlowe previously served as Co-Head of Equity Capital Markets Americas from 2013 to 2019. He joined Jefferies as a Managing Director in 2010 to establish the Real Estate Equity Capital Markets practice. Prior to his time at Jefferies, Mr. Judlowe spent 10 years in Equity Capital Markets at Citigroup. Over his career in banking, Mr. Judlowe has led a significant number of equity transactions and successful initial public offerings, including National Storage Affiliates Trust (NYSE: NSA), QTS Realty Trust, Inc. (NYSE: QTS), AmREIT, Inc. (formerly NYSE: AMRE) and ClubCorp Holdings, Inc. (formerly NYSE: MYCC). Mr. Judlowe earned his B.A. in Political Science from Tufts University and an M.B.A. in Marketing from NYU’s Stern School of Business.
The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Judlowe, in light of his significant experience in equity capital markets, investment banking and REITs, to continue to serve as a director of the Board.

Gregory Lehmkuhl has been a Director of our Company since July 2018 and has served as our Lead Independent Director since December 2020. Mr. Lehmkuhl is the President and Chief Executive Officer of Lineage Logistics (“Lineage”) and oversees all facets of the company’s operations globally. Prior to joining Lineage, Mr. Lehmkuhl served as Corporate Executive Vice President for Con-Way and President of Con- Way Freight, where he was responsible for overall company operating and financial performance, strategic planning and business plan development, as well as direction of the company’s continuous improvement processes. Prior to Con-Way, he held senior management positions at Menlo Worldwide Logistics, Delphi Automotive Systems and Penske Logistics. Mr. Lehmkuhl holds a Bachelor’s Degree in Business from Michigan State University, as well as a Master of Business Administration from Oakland University.
The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Lehmkuhl, in light of his extensive operational and executive experience, to continue to serve as a director of the Board.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026
The Audit Committee currently believes that we should continue our relationship with Grant Thornton and has appointed Grant Thornton to continue as our independent accountants for 2026. See “Audit-Related Matters — Report of the Audit Committee” and “Audit-Related Matters — Audit Committee Matters” for additional information on matters related to Grant Thornton’s provision of services to us.
The affirmative vote of a majority of votes cast is necessary to ratify the Audit Committee’s appointment of Grant Thornton as our independent registered public accounting firm for 2026. Abstentions are not treated as votes cast under Maryland law and, therefore, they have no effect on the outcome of this proposal. Although stockholder ratification of the appointment is not required by current law, rules or regulations and is not binding on us, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and the Audit Committee will take your vote into consideration when appointing our independent registered public accounting firm in the future. Even if the stockholders ratify the appointment of Grant Thornton, the Audit Committee in its sole discretion may terminate the engagement of Grant Thornton and engage another independent auditor at any time during the year, although it has no current intention to do so. If our stockholders do not ratify the appointment of Grant Thornton, the Audit Committee may consider such vote when determining whether to appoint our independent registered public accounting firm in the future, or determine to appoint another independent registered public accounting firm.
A representative of Grant Thornton will be present at the 2026 Annual Meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.
The Board recommends that you vote “FOR” the ratification of the appointment of Grant
Thornton as our independent registered public accounting firm for 2026.

PROPOSAL 3 — ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION
We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program for named executive officers by voting for or against the following resolution.
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2026 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”
The Board will consider the outcome of the stockholder affirmative vote of a majority of votes cast to approve our executive compensation, which is an advisory, non-binding vote. Abstentions and broker non-votes are not treated as votes cast under Maryland law and, therefore, they have no effect on the outcome of this proposal. While this vote is advisory and not binding on us, it will provide information to us and the Compensation Committee regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of 2026 and beyond. We recognize the interest our stockholders have in the compensation of our executive officers, and we are providing this advisory vote in recognition of that interest as required by Section 14A of the Exchange Act. In a non-binding advisory vote on the frequency of advisory votes on executive compensation held at our 2023 annual meeting of stockholders, stockholders voted in favor of holding such votes annually. In light of this result and other factors considered by the Board, the Board determined that the Company would hold advisory votes on executive compensation on an annual basis until the next required advisory vote.
As described in detail under the heading “Compensation Discussion and Analysis” above, we seek to closely align the interests of our executive officers with the interests of our stockholders. Our compensation programs are designed to reward the executive officers for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Following is a summary of some of the primary components and rationale of our compensation philosophy.
•Provide total compensation that is both fair and competitive. To attract and reduce the risk of losing the services of valuable officers but to avoid the expense of excessive pay, compensation should be competitive. The Compensation Committee assesses the competitiveness of our compensation to our executive officers by comparing it to the compensation of executive officers at other public companies. The Compensation Committee assesses the competitiveness of the Company’s compensation to its executive officers through review of materials provided by Meridian and by reviewing the 2025 Nareit Compensation and Benefits Survey to provide it with relevant market data.
•Attract, retain and motivate key executives who are critical to our operations. The primary purpose of our executive compensation program has been and is to achieve our business objectives by attracting, retaining and motivating talented executive officers by providing incentives and economic security.
•Reward superior individual and company performance on both a short-term and long-term basis. Performance-based pay aligns the interests of management with the interests of our stockholders. Performance-based compensation motivates and rewards individual efforts and company success.
•Align executives’ long-term interests with those of our stockholders. The Compensation Committee believes that requiring the executive officers to maintain a meaningful ownership interest in the Company relative to their annual base salaries may encourage the executive officers to act in a manner that creates value for our stockholders.
The Board recommends that you vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

RELATED PERSON TRANSACTIONS

POLICIES AND PROCEDURES
Under SEC rules, a related person transaction is any transaction or any series of transactions in which our Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. A “related person” is a director, officer, nominee for director or a more than 5% stockholder since the beginning of our last completed fiscal year, and their immediate family members.
We adopted a written Related Party Transactions Policy in 2022 to ensure that all related person transactions are subject to review, approval or ratification in accordance with specified procedures. The Board or Audit Committee approves or ratifies only those related person transactions that are determined by it to be, under all of the circumstances, in the best interests of the Company and its stockholders.
In addition, our written Code of Conduct expressly prohibits any actions that would cause a conflict of interest except under guidelines approved by the Board. Our Code of Conduct requires officers and directors along with other employees to provide full disclosure of any such transaction to appropriate persons. Officers, directors and employees are encouraged to speak with specified persons if there is any doubt as to whether a transaction could comprise a related person transaction or otherwise constitute a conflict of interest.
If a related person transaction is proposed, the non-interested directors of the Board review such transaction to ensure that our involvement in such transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and is in the best interests of us and our stockholders. If necessary or appropriate, we will engage third party consultants and special counsel, and the Board may create a special committee, to review such transactions. There were no related person transactions in 2025.

ADDITIONAL INFORMATION

COST OF PROXY SOLICITATION
All of the expenses of preparing, assembling, printing and mailing the Notice and the other materials used in the solicitation of proxies will be paid by us. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of shares held of record by such persons. Our directors and officers may solicit proxies by mail, telephone, internet or in person. They will not receive any additional compensation for such work.

PROPOSALS FOR 2027 ANNUAL MEETING
Pursuant to Rule 14a-8 of the Exchange Act, any stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for the annual meeting of stockholders to be held in 2027 (the “2027 Annual Meeting”) must be received at our office at 32301 Woodward Avenue, Royal Oak, MI 48073, Attn: Secretary, no later than December 3, 2026 and must be in compliance with the requirements of our Bylaws and the SEC’s proxy rules.
Our Bylaws currently provide that in order for a proposal of a stockholder to be presented at our 2027 Annual Meeting, other than a stockholder proposal or director nomination to be included in our proxy statement as described above, it must be received at our principal executive offices no earlier than the 150th day and no later than 5:00 p.m., Eastern Time, on the 120th day prior to the anniversary of the date of mailing of the notice for the 2026 Annual Meeting. For our 2027 Annual Meeting, our Secretary must receive this notice between November 3, 2026 and 5:00 p.m., Eastern Time, on December 3, 2026. If the 2027 Annual Meeting of stockholders is scheduled to take place more than 30 days before or after May 14, 2027, then notice must be delivered no earlier than the 150th day prior to the 2027 Annual Meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the 2027 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made public by our Company. Any such proposal should be mailed to our Secretary, Peter Coughenour, at our office at 32301 Woodward Avenue, Royal Oak, MI 48073.
In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a 19(b).
See “Board Matters — Committees of the Board — Nominating and Governance Committee” for additional information.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 14, 2026
The Notice of the Annual Meeting, this proxy statement, our annual report to stockholders for the year ended December 31, 2025, including the audited consolidated financial statements for the three years ended December 31, 2025, and the accompanying proxy card are available at www.proxyvote.com.
By Order of the Board of Directors,
Peter Coughenour
Chief Financial Officer and Secretary
April 2, 2026

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You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) John Rakolta, Jr. 02) Jerome Rossi

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2026.	☐	☐	☐
3. To approve, by non-binding vote, executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

02 0000000000

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0000699281_1 R2.09.05.010

AGREE REALTY CORPORATION
Annual Meeting of Stockholders
May 14, 2026 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Richard Agree, Danielle Spehar and Peter Coughenour, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AGREE REALTY CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 AM, EDT on May 14, 2026, at www.virtualshareholdermeeting.com/ADC2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. **If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

Continued and to be signed on reverse side

0000693102_2 R2.09.05.010